                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER


                                     among


                                  LABTEC INC.


                          LOGITECH INTERNATIONAL S.A.


                                 LOGITECH INC.


                                      and


                           THUNDER ACQUISITION CORP.


                            Dated February 7, 2001

                               TABLE OF CONTENTS
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Preamble.............................................................................1

Recitals.............................................................................1

Article I The Offer..................................................................2

     Section 1.1      The Offer......................................................2
     Section 1.2      Action by the Company..........................................4
     Section 1.3      Directors......................................................5
     Section 1.4      Stockholder Agreement..........................................6
     Section 1.5      Material Adverse Effect........................................6
     Section 1.6      Substantial Adverse Effect.....................................6

Article II The Merger................................................................7

     Section 2.1      The Merger.....................................................7
     Section 2.2      Effective Time.................................................7
     Section 2.3      Closing........................................................8
     Section 2.4      Conversion of Shares...........................................8
     Section 2.5      Dissenters' Rights.............................................9
     Section 2.6      Exchange of Certificates......................................10
     Section 2.7      No Further Ownership Rights in Shares.........................11
     Section 2.8      No Liability..................................................11
     Section 2.9      Lost, Stolen or Destroyed Certificates........................11
     Section 2.10     Withholding Rights............................................11
     Section 2.11     Termination of Exchange Fund; Charges and Expenses............12
     Section 2.12     Treatment of Company Options..................................12

Article III The Surviving Corporation...............................................12

     Section 3.1      Articles of Organization......................................12
     Section 3.2      Bylaws........................................................12
     Section 3.3      Directors and Officers........................................12
     Section 3.4      Purpose.......................................................13
     Section 3.5      Authorized Stock..............................................13

Article IV Representations and Warranties of the Company............................13

     Section 4.1      Corporate Existence and Power; Organizational Documents.......13
     Section 4.2      Corporate Authorization; Binding Effect.......................13
     Section 4.3      Governmental Authorization....................................14
     Section 4.4      Non-Contravention.............................................14
     Section 4.5      Capitalization................................................14
     Section 4.6      Subsidiaries..................................................15
     Section 4.7      Public Information............................................16
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     Section 4.7A     No Undisclosed Liabilities....................................16
     Section 4.8      Absence of Certain Changes....................................17
     Section 4.9      Litigation....................................................18
     Section 4.10     Tax...........................................................18
     Section 4.11     Employee Benefit Plans; Employee Matters......................20
     Section 4.12     Compliance with Laws; Licenses................................21
     Section 4.13     Environment...................................................22
     Section 4.14     Restrictions on Business Activities...........................23
     Section 4.15     Title to Property.............................................23
     Section 4.16     Intellectual Property.........................................23
     Section 4.16A    Agreements, Contracts and Commitments.........................25
     Section 4.17     Insurance.....................................................26
     Section 4.18     Customers.....................................................26
     Section 4.19     Finders' Fees.................................................27
     Section 4.20     Opinion of Financial Advisor..................................27
     Section 4.21     State Takeover Statutes.......................................27
     Section 4.22     Company Disclosure Documents..................................27

Article V Representations and Warranties of Logitech Subsidiary and Merger Sub......28

     Section 5.1      Corporate Existence and Power; Organizational Documents.......28
     Section 5.2      Corporate Authorization; Binding Effect.......................28
     Section 5.3      Governmental Authorization....................................29
     Section 5.4      Non-Contravention.............................................29
     Section 5.5      Finders' Fees.................................................29
     Section 5.6      Financing.....................................................30
     Section 5.7      Interested Stockholder........................................30
     Section 5.8      Merger Sub's Operations.......................................30
     Section 5.9      Capitalization................................................30
     Section 5.10     Public Information............................................31
     Section 5.11     Absence of Certain Changes....................................31
     Section 5.12     Litigation....................................................32
     Section 5.13     Compliance with Laws; Licenses................................32
     Section 5.14     Offer Documents...............................................32

Article VI Covenants of the Company.................................................33

     Section 6.1      Conduct of the Company........................................33
     Section 6.2      Access to Information.........................................36
     Section 6.3      No Solicitation...............................................36
     Section 6.4      Termination of 401(k) Plan....................................38
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                                     -ii-

                               TABLE OF CONTENTS
                                  (continued)

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Article VII Covenants of Logitech Subsidiary and Merger Sub.........................38

     Section 7.1      Obligations of Merger Sub.....................................38
     Section 7.2      Director and Officer Liability................................38
     Section 7.3      Matters Regarding ADRs........................................38
     Section 7.4      Expenses of the Company.......................................39

Article VIII Covenants of the Parties...............................................39

     Section 8.1      Commercially Reasonable Efforts; Notice.......................39
     Section 8.2      Conveyance Tax Filings........................................39
     Section 8.3      Conveyance Taxes..............................................40
     Section 8.4      Third Party Consents..........................................40
     Section 8.5      Special Meeting; Company Disclosure Documents.................40
     Section 8.6      Affiliates of the Company.....................................42

Article IX Conditions to the Merger.................................................42

     Section 9.1      Conditions to Obligations of Each Party.......................42

Article X Termination...............................................................42

     Section 10.1     Termination...................................................42
     Section 10.2     Effect of Termination.........................................47

Article XI Miscellaneous............................................................47

     Section 11.1     Costs and Expenses............................................47
     Section 11.2     Notices.......................................................48
     Section 11.3     Survival of Representations and Warranties....................49
     Section 11.4     Amendment.....................................................49
     Section 11.5     No Waiver.....................................................50
     Section 11.6     Section Headings..............................................50
     Section 11.7     Successors and Assigns; Guarantee of Merger Sub Obligations...50
     Section 11.8     Governing Law.................................................50
     Section 11.9     Jurisdiction..................................................50
     Section 11.10    Severability..................................................51
     Section 11.11    Parties in Interest...........................................51
     Section 11.12    Public Announcements..........................................51
     Section 11.13    Entire Agreement..............................................51
     Section 11.14    Counterparts; Effectiveness...................................51

Signatures..........                                                               S-1
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                                     -iii-

                               TABLE OF CONTENTS
                                  (continued)


                          Company Disclosure Schedules
                          ----------------------------

Schedule 4.3        Governmental Authorizations
Schedule 4.4        Non-Contravention
Schedule 4.5        Capitalization
Schedule 4.6        Company Subsidiaries
Schedule 4.7        Public Information
Schedule 4.7A       No Undisclosed Liabilities
Schedule 4.8        Absence of Certain Changes
Schedule 4.9        Litigation
Schedule 4.11(a)    Employee Benefit Plans
Schedule 4.11(d)    ERISA Obligations
Schedule 4.15       Real Property
Schedule 4.16       Company Intellectual Property
Schedule 4.16A      Agreements, Contracts and Commitments
Schedule 4.18       Customers
Schedule 4.21       State Takeover Statutes
Schedule 6.1        Conduct of the Company

                                     Annex
                                     -----

Annex A             Conditions to the Offer

                                    Exhibits
                                    --------

Exhibit A           Stockholder Agreement
Exhibit B           Form of Company Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (as the same may be amended, supplemented or modified in accordance with the terms hereof, this "Agreement") dated February 7, 2001 is among Labtec Inc., a Massachusetts corporation (together with its successor and assigns, the "Company"), for the purposes of Sections 1.1(b) and 11.7 only, Logitech International S.A., a Swiss corporation (together with its successor and assigns, "Parent"), Logitech Inc., a California corporation and a wholly-owned subsidiary of Parent (together with its successors and assigns, "Logitech Subsidiary"), and Thunder Acquisition Corp., a Massachusetts corporation and a direct wholly-owned subsidiary of Logitech Subsidiary (together with its successor and assigns, "Merger Sub").

                                    Recitals
                                    --------

     The parties desire that Logitech Subsidiary acquire the Company, upon the terms and conditions set forth herein and in accordance with the Massachusetts Business Corporation Law and Chapter 156B of the Massachusetts General Laws (collectively, the "MBCL").

     In furtherance of such acquisition, it is proposed that Merger Sub shall, and Logitech Subsidiary shall cause Merger Sub to, make an exchange offer (as it may be amended from time-to-time as permitted under this Agreement, the "Offer") to acquire, upon the terms and subject to the conditions of this Agreement and the Offer, all of the issued and outstanding shares (each, a "Share" and collectively, the "Shares") of the Company's common stock, par value $.01 per share ("Company Common Stock"), at a price for each Share of (i) $11.00 in cash (such price, or such higher price per share in cash that may be made pursuant to the Offer, is referred to as the "Cash Portion"), and (ii) a fraction of an American depositary share (each, a "Parent ADS") of Parent equal to the Stock Portion (as defined in Section 1.1(d) below) (each Parent ADS representing one-tenth of a registered share, par value CHF 10 per share, of Parent and evidenced by an American depositary receipt ("Parent ADR") issued in accordance with the Deposit Agreement dated as of March 27, 1997 among Parent, The Bank of New York, as depositary, and all owners from time to time of Parent ADSs, as amended on July 5, 2000 (as so amended, the "Deposit Agreement").

     Also in furtherance of such acquisition, it is proposed that, following the consummation of the Offer, Merger Sub will merge with and into the Company (the "Merger") and that the Shares not tendered and accepted pursuant to the Offer will thereupon be converted into the right to receive both cash and a fraction of a Parent ADS in the amounts set forth in Section 2.4(c) hereof.

     The respective boards of directors of the Company, Parent, Logitech Subsidiary and Merger Sub have authorized, adopted and approved this Agreement and deem this Agreement, the Offer and the Merger desirable and in the best interests of their respective corporations and stockholders.

     This Agreement and the Merger have been adopted and approved by Logitech Subsidiary as the sole stockholder of Merger Sub and will be submitted to the stockholders of the Company for their adoption and approval.

     Concurrently herewith, Logitech Subsidiary and two stockholders of the Company have entered into a Stockholder Agreement (the "Stockholder Agreement") in the form attached hereto as Exhibit A, providing that, among other things, such stockholders will tender their Shares pursuant to the Offer and vote their Shares and those Shares over which they have voting power in favor of the adoption and approval of this Agreement, and that the Parent ADSs to be received by such stockholders shall be subject to a contractual lock-up as provided therein.

                                   Agreement
                                   ---------

     Logitech Subsidiary, Merger Sub and the Company agree as follows:

                                   Article I
                                   The Offer
                                   ---------
     Section 1.1  The Offer.
                  ---------

     (a) Provided that this Agreement shall not have been terminated and subject to the provisions of this Agreement and the conditions set forth on Annex A hereto, as promptly as practicable after the date hereof, but in no event later than ten business days following the public announcement of the terms of this Agreement, Merger Sub shall, and Logitech Subsidiary shall cause Merger Sub to, commence, within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer. The obligation of Merger Sub to, and of Logitech Subsidiary to cause Merger Sub to, accept for payment any Shares tendered in the Offer shall be subject to the satisfaction of only those conditions set forth on Annex A. The initial expiration date of the Offer shall be the 20th "business day" (as such term is defined in Rule 14d-1(g)(3) under the Exchange Act) following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 under the Exchange Act). Merger Sub and Logitech Subsidiary expressly reserve the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company, Merger Sub shall not, and Logitech Subsidiary shall not cause Merger Sub to, (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the Cash Portion or reduce the Stock Portion, (iii) waive or change the Minimum Condition (as defined in Annex A), (iv) modify in any manner adverse to the holders of Company Common Stock or add to the conditions to the obligation of Merger Sub to, or Logitech Subsidiary to cause Merger Sub to, accept for payment any Shares tendered in the Offer set forth in Annex A, (v) except as provided in the next two sentences, extend the Offer or
(vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Merger Sub may, and Logitech Subsidiary may cause Merger Sub to, without the consent of the Company, (x) extend the Offer for any period required by any rule, regulation, interpretation of the Securities and Exchange Commission (the "SEC") or the staff thereof; (y) from time to time extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; or (z) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause
(x) or (y) of this sentence if on such expiration date there shall not have been tendered (and not properly withdrawn) at least 90% of the outstanding Shares on a Fully Diluted Basis. Logitech
Subsidiary and Merger Sub agree that, if any one or more of the conditions to the Offer set forth on Annex A are not satisfied then, provided that such conditions are reasonably capable of being satisfied, Merger Sub shall, at the request of the Company, extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied or any such event has occurred; provided, however, that in no event shall Merger Sub be required to extend the Offer beyond July 15, 2001. Following expiration of the Offer, Merger Sub may, and Logitech Subsidiary may cause Merger Sub to, make available a "subsequent offering period" in accordance with Rule 14d-11 of the Exchange Act. On the terms and subject to the conditions of the Offer and this Agreement, Merger Sub shall, and Logitech Subsidiary shall cause Merger Sub to, accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.
With respect to any such Shares the Cash Portion shall be net to the seller thereof in cash, subject to reduction only for any applicable federal back-up withholding or stock transfer taxes payable by such seller.

     (b) On the date of commencement of the Offer, Parent shall file with the SEC a Registration Statement on Form F-4, which will include a preliminary prospectus containing the information required under Rule 14d-4(b) under the Exchange Act to register the offer and sale of Registered Parent Shares represented by Parent ADSs pursuant to the Offer (as the same may be supplemented or amended, the "Form F-4"). On the date of commencement of the Offer, Logitech Subsidiary and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with any communications filed with the SEC under cover of Schedule TO prior to commencement of the Offer in accordance with Rule 14d-2(b) under the Exchange Act, and as such Schedule TO may be supplemented or amended, the "Schedule TO") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO, the Form F-4 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Logitech Subsidiary, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Logitech Subsidiary and Merger Sub shall, upon becoming aware that such information shall have become false or misleading in any material respect, take all steps necessary to amend or supplement the Offer Documents and to cause the Schedule TO and Form F-4 as so amended or supplemented to be filed with the SEC and for the other Offer Documents, as so amended or supplemented, to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Logitech Subsidiary and Merger Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the stockholders of the Company. Logitech Subsidiary and Merger Sub shall provide the Company and its counsel in writing with any comments Logitech Subsidiary or Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Logitech Subsidiary and/or Merger Sub to such comments. Parent shall not issue certificates or scrip representing fractional Parent ADSs pursuant to the Offer. Logitech Subsidiary will pay cash in lieu of fractional Parent ADSs in accordance with the provision set forth in the last two sentences of Section 2.4(d) hereof.

     (c) Logitech Subsidiary and Merger Sub shall, and Logitech Subsidiary shall cause Merger Sub to, provide or cause to be provided to the Exchange Agent (as defined in Section 2.6 below) on, prior to or promptly after the expiration of the Offer (and thereafter on a timely basis) Parent ADRs and funds necessary to make payment for any Shares that Logitech Subsidiary or Merger Sub become obligated to purchase pursuant to the Offer.

     (d)  The "Stock Portion" shall be determined as follows:

           (i) if the Average Market Price (as defined below) is equal to a price that is not more than $31.34 or not less than $25.64, the Stock Portion shall be equal to (x) $7.00 divided by (y) the Average Market Price;

          (ii) if the Average Market Price is more than $31.34, the Stock Portion shall be equal to 0.2234; and

          (iii) if the Average Market Price is less than $25.64, the Stock Portion shall be equal to 0.2730.

     (e) "Average Market Price" means the average closing bid price for a Parent ADS as reported by Bloomberg Financial Markets (or such other source as the parties hereto shall agree in writing), on the 20 consecutive trading days ending on and including the trading day that is three business days prior to the day on which the Offer actually expires.

     Section 1.2  Action by the Company.
                  ---------------------

     (a) Subject to Section 6.3, the Company hereby (i) approves of and consents to the Offer, (ii) represents that its board of directors (the "Company Board"), at a meeting duly called and held, has (A) unanimously determined that each of the Offer, the Merger and this Agreement are in the best interests of the Company's stockholders, approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects, and
(B) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company's stockholders, and (iii) consents to the inclusion of such recommendation and approval in the Offer Documents.

     (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, including an information statement (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9") that shall describe the recommendations referred to in Section 1.2(a), or any permitted withdrawal or modification in accordance with Section 6.3, and shall mail the Schedule 14D-9, together with the Offer Documents that are required to be so mailed, to the holders of Company Common Stock. Each of the Company, Logitech Subsidiary and Merger Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, upon becoming aware that such information shall have become false or misleading in any material respect, take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Logitech Subsidiary and Merger Sub and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments, and shall give Logitech Subsidiary and Merger Sub and their counsel a reasonable opportunity to participate in the Company's response to such comments.

     (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Merger Sub with a recent list of the names and addresses of the holders of record of Shares, mailing labels and a securities position listing to the extent within the Company's access. The Company shall also provide Merger Sub with such additional information (including, without limitation, updated lists of stockholders, mailing labels and securities position listings) and assistance as Merger Sub may reasonably request in communicating the Offer to the Company's stockholders. All such information shall be considered Confidential Information (as such term is defined in the Confidentiality Agreement dated as of October 20, 2000 (the "Confidentiality Agreement") between Goldsmith Agio Helms & Lynner Ltd., on behalf of the Company, and Logitech Subsidiary), which shall remain in full force and effect after the date hereof.

     (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person, other than rights to repurchase unvested shares, if any, that may be held by persons pursuant to the grant of restricted stock purchase rights or following exercise of employee stock options.

     Section 1.3  Directors.
                  ---------

     (a) Effective upon the acceptance for payment by Merger Sub of any Shares, Merger Sub shall be entitled to designate the number of directors, rounded up to the next whole number, to the Company Board that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section or the resignation of any individuals who are directors on the date hereof) and (ii) the percentage obtained by dividing the number of Shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act), other than shares beneficially owned by the Company, by Merger Sub by the total number of Shares that are issued and outstanding at the time of such acceptance, and the Company shall take all action necessary to cause Merger Sub's designees to be elected or appointed to the Company Board. Effective upon such acceptance, the Company shall use its best efforts to cause the individuals designated by Logitech Subsidiary to constitute the same percentage as is on the Company Board of (x) each committee of the Company Board, (y) each board of directors of each subsidiary of the Company (subject to applicable law) and (z) each committee of each such board of directors. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that two of the members of the Company Board as of the date hereof (the "Continuing Directors") shall remain members of such Board until the Effective Time (as defined in Section 2.2). If a Continuing Director resigns from the Company Board, Logitech Subsidiary, Merger Sub and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning Director's successor who shall be deemed to be a Continuing Director.

     (b) The Company's obligations to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. Merger Sub shall, and Logitech Subsidiary shall cause Merger Sub to, supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) From and after the time, if any, that any of Merger Sub's designees have been so elected or appointed to the Company Board (and prior to the Effective Time), any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Logitech Subsidiary or Merger Sub hereunder, any waiver of any condition to the obligations of the Company or any of the Company's rights hereunder or other action by the Company hereunder or in connection with the transactions contemplated hereby shall require the concurrence of a majority of the Continuing Directors.

     Section 1.4  Stockholder Agreement.  Concurrently with the execution and
                  ---------------------
delivery of this Agreement, Sun Multimedia Partners, L.P., a Delaware limited partnership, and Sun Venture Capital Partners I, L.P., a Delaware limited partnership (collectively, the "Principal Stockholders"), are each executing and delivering a Stockholder Agreement.

     Section 1.5  Material Adverse Effect.  When used in connection with the
                  -----------------------
Company or any Company Subsidiaries (as defined in Section 4.6(a) below), or Parent or any Parent Subsidiaries (as defined in Section 5.3 below), as the case may be, the term "Material Adverse Effect" means any one or more changes, effects, events or circumstances that, individually or when taken together with all such other such changes, effects, events or circumstances that occurred prior to the date of determination (and are continuing as of such date), (a) is materially adverse to the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as the case may be, in each instance taken as a whole, or
(b) prevents or materially delays the consummation of the transactions contemplated hereby.

     Section 1.6  Substantial Adverse Effect. When used in this Agreement in
                  --------------------------
connection with the Company or any Company Subsidiaries or Parent or any Parent Subsidiaries, as the case may be, the term "Substantial Adverse Effect" means, as of any date, any one or more changes, effects, events or circumstances that, individually or when taken together with all other such changes, effects, events or circumstances that occurred prior to such date (and are continuing as of such date),
is materially adverse to the financial condition as of such date, the results of operations through such date or properties on such date of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as the case may be, in each instance taken as a whole; provided, however, that in no event shall a Substantial Adverse Effect include any one or more changes, effects, events or circumstances to the extent they arise out of, result from or are caused by:

     (a) the announcement of this Agreement or any of the transactions contemplated hereby, including, without limitation, any action, suit or proceeding on or after the date hereof brought by a current or former stockholder or current or former purported stockholder of the Company against the Company or Parent or any of their respective officers, directors or affiliates in connection with this Agreement or any of the transactions contemplated hereby;

     (b) any change, effect, event or circumstance that generally affects the PC peripheral sector;

     (c) any change in the market price of Company Common Stock, Parent Registered Shares or Parent ADRs;

     (d)  regional, national or global industry or economic conditions;

     (e)  regional, national or international financial markets or conditions;
or

     (f) fluctuations in sales or profitability in the ordinary course of business or the failure of the Company or Parent, as the case may be, to meet analysts' expectations;

provided, further, however, that in no event shall a Substantial Adverse Effect, as of any date, include any one or more changes, effects, events or circumstances that is, as of such date, materially adverse to the prospects of the Company and the Company Subsidiaries or Parent and Parent Subsidiaries, as the case may be, in each instance taken as a whole on such date, except to the extent that such change, effect, event or circumstance is materially adverse to the financial condition as of such date, results of operations prior to such date or properties on such date of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as the case may be, in each instance taken as a whole.

                                  Article II

                                  The Merger
                                  ----------

     Section 2.1 The Merger. Upon the terms and subject to the conditions set forth herein, at the Effective Time (as defined in Section 2.2 below), Merger Sub shall be merged with and into the Company in accordance with the MBCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     Section 2.2 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article IX of this Agreement, the Company and Merger Sub shall file the articles of merger with the Secretary of State of the

Commonwealth of Massachusetts and make all other filings or recordings required by the MBCL in connection with the Merger. The Merger shall become effective on such date as the articles of merger shall have been accepted for filing by the Secretary of State of the Commonwealth of Massachusetts, or at such later date as is agreed to in writing by the parties and as is specified in the articles of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Sub, all as provided under the MBCL.

     Section 2.3  Closing.  The closing of the Merger (the "Closing") shall take
                  -------
place at 10:00 a.m. on a date specified by the parties, which (subject to the prior satisfaction or waiver of the conditions set forth in Section 9.1 of this Agreement) shall be no later than the fifth business day after the day on which the conditions set forth in Section 9.1 have been satisfied or waived, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or at such other time, date or place as is agreed to in writing by the parties (the "Closing Date").

     Section 2.4  Conversion of Shares.  At the Effective Time by virtue of the
                  --------------------
Merger and without any action on the part of Logitech Subsidiary, Merger Sub or any holder of Shares:

     (a) Each share of Company Common Stock held by the Company as treasury stock and each Share owned by Parent, Logitech Subsidiary, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

     (b) Each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (c)  Except as otherwise provided in Section 2.4(a), or as provided in
Section 2.5 with respect to Shares as to which appraisal rights shall have been exercised, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive (x) the Cash Portion in cash per Share from the Surviving Corporation, without any interest thereon and (y) a fraction of a Parent ADS equal to the Stock Portion (the Cash Portion and the Stock Portion are collectively referred to as the "Merger Consideration"). From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist and each holder of a certificate (a "Certificate") representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender thereof in accordance with Section 2.6 hereof.

     (d) No certificates or scrip representing fractional Parent ADSs shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, no dividend or distribution of Parent shall relate to such fractional interests, and such fractional interests will not entitle the owner thereof to vote or to any rights of a holder of Parent ADSs. For purposes of this Section 2.4(d), all fractional Parent ADSs to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to four decimal places. Logitech Subsidiary shall pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional interest to which such former holder (after taking into account all Shares held at the Effective Time by such holder) would otherwise be entitled by (y) (i) the Average Market Price if the Average Market Price is not more than $31.34 or not less than $25.64, (ii) $31.34 if the Average Market Price is more than $31.34, or (iii) $25.64 if the Average Market Price is less than $25.64. Logitech Subsidiary will deposit or will cause to be deposited a sufficient amount of cash with the Exchange Agent to cover the payments required to be made pursuant to this Section 2.4(d).

     Section 2.4A  Adjustments to the Stock Portion and the Cash Portion.  The
                   -----------------------------------------------------
Stock Portion and the Cash Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date hereof and prior to the Effective Time. The Stock Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Registered Shares or Parent ADSs), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Registered Shares or the Parent ADSs occurring on or after the date hereof and prior to the Effective Time.

     Section 2.5  Dissenters' Rights
                  ------------------

     (a) Any Shares that are outstanding immediately prior to the Effective Time and that are held by a holder of Shares who has not voted such Shares to adopt and approve this Agreement and who has properly exercised, preserved and perfected dissenters' rights with respect to such Shares in accordance with the MBCL, including Sections 86 through 98 thereof (the "Dissenting Provisions") and, as of the Effective Time, has neither effectively withdrawn nor lost its right to exercise such dissenters' rights ("Dissenting Shares"), will not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.4(c), but the holder thereof will be entitled to payment of the fair value of such Dissenting Shares in accordance with the Dissenting Provisions.

     (b) If any holder of Shares who demands dissenters' rights with respect to such holder's Shares under the MBCL effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.4(c), without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares.

     (c) The Company will give Logitech Subsidiary (x) prompt notice of any written intent to demand payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the MBCL received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to dissenters' rights under the MBCL. The Company may not voluntarily make any payment with respect to any exercise of dissenters' rights and may not, except with the prior written consent of Logitech Subsidiary, settle or offer to settle any such dissenters' rights.

     Section 2.6  Exchange of Certificates
                  ------------------------

     (a) Prior to the Effective Time, Logitech Subsidiary shall (i) designate, or shall cause to be designated, a bank or trust company reasonably acceptable to the Company to act as exchange agent for the payment of the Merger Consideration (the "Exchange Agent") upon surrender of Certificates, (ii) deposit, or cause to be deposited, with the Exchange Agent (A) an amount in cash equal to the product of the Cash Portion and the number of Shares that are issued and outstanding at the Effective Time and (B) ADRs representing a number of Parent ADSs equal to the product of the Stock Portion and the number of Shares outstanding at the Effective Time, and (iii) the cash amount payable in lieu of fractional Shares in accordance with Section 2.4(d). For purposes of determining the aggregate Merger Consideration to be so deposited, Parent shall assume that, other than with respect to stockholders of the Company with respect to whom the Company has been informed intend to exercise their appraisal rights (the Company shall give Parent prompt notice of the receipt by the Company of its receipt of notice of any such intent), Parent shall assume that no stockholder of the Company shall perfect any right of appraisal of his, her or its shares. If for any reason the Exchange Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under this Section 2.6(a), Logitech Subsidiary shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Logitech Subsidiary and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.4(c):


          (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Logitech Subsidiary may reasonably specify); and

          (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

     (c) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the product of the Merger Consideration and the number of Shares represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the stock transfer books of the Company, the proper amount of cash and Parent ADSs may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate the Merger Consideration or establish to the satisfaction of Logitech Subsidiary that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

     Section 2.7  No Further Ownership Rights in Shares. The Merger
                  -------------------------------------
Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate. At the Effective Time the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article II.

     Section 2.8  No Liability. To the fullest extent permitted by applicable
                  ------------
law, none of Parent, Logitech Subsidiary, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash or Parent ADSs from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 4.3 below)), any such Merger Consideration in respect thereof shall, to the fullest extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

     Section 2.9  Lost, Stolen or Destroyed Certificates. In the event that any
                  --------------------------------------
Certificate shall have been lost, stolen or destroyed, the Surviving Corporation or Exchange Agent shall pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof in form and substance reasonably satisfactory to the Surviving Corporation or Exchange Agent, as the case may be; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to such Certificate.

     Section 2.10  Withholding Rights. Logitech Subsidiary shall be entitled to
                   ------------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Logitech Subsidiary is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Logitech Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Logitech Subsidiary.

     Section 2.11  Termination of Exchange Fund; Charges and Expenses.
                   --------------------------------------------------

     (a) Any portion of the Exchange Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be returned to Logitech Subsidiary, upon demand, and any holder of Shares shall look as a general creditor only to Logitech Subsidiary for payment of such cash and Parent ADSs to which such holder may be due subject to applicable law.

     (b) The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of cash and Parent ADSs for Shares.

     Section 2.12  Treatment of Company Options. Logitech Subsidiary and the
                   ----------------------------
Company shall take all actions necessary to provide that each outstanding employee and/or director stock option to acquire shares of Company Common Stock granted under or governed by the Company's Amended and Restated 1997 Stock Option Plan, the Company's Amended and Restated Director Option Plan and the Company's Amended and Restated 1993 Option Plan (collectively, the "Company Option Plans"), whether or not such options are then exercisable and vested (each such option a "Company Option"), shall, effective as of the consummation of the Offer or the Effective Time, as the case may be (in accordance with the terms of the Company Option Plan pursuant to which such Company Options were granted), (a) become fully exercisable and vested, (b) represent an option solely to acquire a unit consisting of (i) the Cash Portion and (ii) the Stock Portion, and (c) have an exercise price per such unit equal to the exercise price of such Company Option per share of Company Common Stock immediately prior to the Effective Time. Unless exercised prior thereto, all of the Company Options shall terminate at the Effective Time.

                                  Article III

                           The Surviving Corporation
                           -------------------------

     Section 3.1  Articles of Organization.  The articles of organization of the
                  ------------------------
Company in effect at the Effective Time shall be the articles of organization of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.2  Bylaws.  The bylaws of Merger Sub in effect at the Effective
                  ------
Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.3  Directors and Officers. From and after the Effective Time, the
                  ----------------------
directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation and the officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving

Corporation, in each case until their respective successors are duly elected and qualified or until their earlier resignation or removal.

     Section 3.4  Purpose. From and after the Effective Time, the purpose of the
                  -------
Surviving Corporation shall be as set forth in Article II of the articles of organization of the Surviving Corporation.

     Section 3.5  Authorized Stock.  From and after the Effective Time, the
                  ----------------
total number of shares of stock that the Surviving Corporation shall be authorized to issue, the par value of the shares of stock that the Surviving Corporation shall be authorized to issue and a description of the preferences, voting powers, qualifications and special or relative rights or privileges of each class of stock of the Surviving Corporation or any series thereof shall each be as set forth in the articles of organization of the Surviving Corporation.

                                  Article IV
                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to Logitech Subsidiary and Merger Sub that:

     Section 4.1  Corporate Existence and Power; Organizational Documents.
                  -------------------------------------------------------
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) The Company has previously furnished to Logitech Subsidiary a complete and correct copy of its articles of organization and bylaws, each as amended to date (together, the "Company Charter Documents"). The Company Charter Documents and the organizational documents of each Company Subsidiary (as defined in Section 4.6 below) are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, and no Company Subsidiary is in violation of its equivalent organizational documents except where the violation of the Company Charter Documents or any such organizational documents of a Company Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.2  Corporate Authorization; Binding Effect.  The Company has the
                  ---------------------------------------
corporate power to execute, deliver and, subject, with respect to the Merger, to approval of the stockholders of the Company of the Merger (if required), perform this Agreement and all other documents executed and delivered or to be executed and delivered by it pursuant to this Agreement, and, subject, with respect to the Merger, to approval of the stockholders of the Company of the Merger (if required), has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and such related documents. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally, (b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or
(c) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

     Section 4.3  Governmental Authorization. Except as set forth in Schedule
                  --------------------------
4.3, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require the Company to obtain any consent of, or to make any filing with, any governmental body, agency, official or authority (each, a "Governmental Entity") other than: (a) the filing of the articles of merger in accordance with the MBCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the applicable antitrust or competition laws and regulations of jurisdictions outside the United States (the "Foreign Filings"), (c) compliance with any applicable requirements of the Nasdaq Over-the-Counter Market or the Exchange Act, including without limitation, the filing with the SEC of the Schedule 14D-9 and a Schedule 14A, proxy statement, proxy card and other related materials in connection with the Special Meeting (as defined in Section 6.2 below) and (d) such other consents and filings which, if not obtained or made, would not have a Material Adverse Effect.

     Section 4.4  Non-Contravention. The execution, delivery and performance by
                  -----------------
the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, except as set forth in
Schedule 4.4 and assuming compliance with the matters referred to in Section 4.3, (a) contravene or conflict with the articles of organization or bylaws of the Company or the organizational documents of any Company Subsidiary, (b) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon the Company or any Company Subsidiary or any of their respective properties or assets, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under, or impair the rights of the Company or any Company Subsidiary under, or give any rights of termination, amendment, acceleration or cancellation to any third parties under, any agreement, contract or other instrument binding upon the Company or any Company Subsidiary or any License (as defined in Section 4.12 below) held by the Company or any Company Subsidiary, or
(d) result in the creation or imposition of any lien (each, a "Lien") on any asset of the Company or any Company Subsidiary, except with respect to the foregoing clauses (c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect and will not materially impair the ability of the Company to consummate the transactions contemplated hereby.

     Section 4.5  Capitalization.
                  --------------

     (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). There are (a) 4,014,982 shares of Company Common Stock issued and outstanding, (b) no shares of Company Common Stock held by the Company in its treasury, and (c) 534,897 shares of Company Common Stock reserved for issuance pursuant to outstanding stock options under the Company Option Plan. No shares of Preferred Stock are issued or outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth above or as set forth in Schedule 4.5, (i) no shares of capital stock of the Company are issued, reserved for issuance or are outstanding, (ii) no securities of the Company or of any Company Subsidiary convertible into or exchangeable for shares of capital stock of the Company are outstanding and (iii) there are no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Schedule 4.5, there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     (b)  Schedule 4.5 sets forth the following information with respect to each
          ------------
Company Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option;
(iv) the date on which such Company Option was granted; and (v) the date on which such Company Option expires. The Company has made available to Logitech Subsidiary accurate and complete copy of the Company Option Plans pursuant to which Company has granted Company Options that are currently outstanding and the form of all stock option agreements evidencing such Company Options. The Company Option Plans are the only plan, contract, arrangement or understanding currently in force (x) pursuant to which the Company has granted currently outstanding options or other rights to acquire Company Common Stock or other securities of the Company or (y) the terms of which govern any such options or other rights.

     Section 4.6  Subsidiaries.
                  ------------

     (a) Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all power (corporate or other) and authority to own its properties and assets and to carry on its business as presently conducted. Each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Company Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company. Schedule 4.6 sets forth all Company Subsidiaries and their respective jurisdictions of organization , authorized capitalization, the Company's ownership interest therein, and, to the knowledge of the Company, the ownership interests of any other security holders of such subsidiary. Except as set forth in Schedule 4.6, the Company does not own, directly or indirectly, any securities or other ownership interests in any other corporation or other entity.

     (b) Except as set forth on Schedule 4.6, all of the outstanding capital stock of, or other ownership interests in, each Company Subsidiary, is owned by the Company, directly or indirectly, free and clear of all Liens. All of the outstanding capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.6, there are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other ownership interests in any Company Subsidiary, or (ii) options or other rights to acquire from the Company or any Company Subsidiary, and no other obligation of the Company or any Company Subsidiary to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or ownership interests in, any Company Subsidiary (the items in clauses
(i) and (ii) being referred to collectively as the "Company Subsidiary Securities"); and there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

     Section 4.7  Public Information. The Company has made available to Logitech
                  ------------------
Subsidiary a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "Company Filings") since March 31, 1999, which, except as set forth on Schedule 4.7, are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Company Filings did not, and the Company's Quarterly Report on Form 10-Q for the nine-month period ended December 31, 2000 (the "Third Quarter 10-Q") will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the Company Filings complied, and the Third Quarter 10-Q will comply, in all material respects, with the applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Company Filings and in the Company's press release dated January 22, 2001 as released on PR Newswire (the "Third Quarter Release") were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, as permitted by Form 10-Q), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at said dates and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended. For purposes of this Agreement, "Balance Sheet Date" means March 31, 2000.

     Section 4.7A  No Undisclosed Liabilities.  Neither the Company nor any
                   --------------------------
Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in the Company's balance sheet as of December 31, 2000 set forth in the Third Quarter Release, (ii) liabilities incurred since December 31, 2000 in the ordinary course of business, which liabilities in the aggregate do not materially affect such December 31, 2000 balance sheet and (iii) liabilities set forth on Schedule 4.7A.

     Section 4.8  Absence of Certain Changes. Since the Balance Sheet Date, or
                  --------------------------
except as set forth in Schedule 4.8, or as explicitly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

     (a)  any Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or, except in connection with the exercise of Company Options pursuant to the Company's stock option and other compensation plans and arrangements, any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Company Subsidiary;

     (c) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent in all material respects with past practices;

     (d) any creation or assumption by the Company or any Company Subsidiary of any Lien on any asset other than in the ordinary course of business consistent with past practice;

     (e) any change in any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by law or generally accepted accounting principles;

     (f) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Company Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Company Subsidiary, or (iii) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Company Subsidiary, in each case, other than pursuant to employment contracts or arrangements in effect on the Balance Sheet Date, Plans (as defined in Section 4.11 below) in effect on the Balance Sheet Date, or in the ordinary course of business consistent with past practices;

     (g) entry by the Company or any Company Subsidiary into any licensing or other agreement with regard to the acquisition or disposition of any Company Intellectual Property (as defined in Section 4.16) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC; or

     (h) any revaluation by the Company of any of its material assets, other than in the ordinary course of business.

     Section 4.9  Litigation. Except as set forth in the Company Filings or on
                  ----------
Schedule 4.9, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any Company Subsidiary or any Plan (as defined in Section 4.11 below) or the assets of any Plan or any of their respective properties before any court or arbitrator or any Governmental Entity which, if determined or resolved adversely to the Company or any Company Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have a Material Adverse Effect.

     Section 4.10  Tax
                   ---

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor or transferor entity.

     (b)  Tax Returns and Audits.
          ----------------------

          (i) The Company and each Company Subsidiary have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each Company Subsidiary with any Tax authority, except such Returns which are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. All such Returns were correct and complete in all material respects, and the Company and each Company Subsidiary have paid all Taxes shown to be due on such Returns, other than any Taxes being contested in good faith through appropriate procedures.

          (ii) The Company and each Company Subsidiary have withheld with respect to its employees or other persons all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes with respect the failure to so withhold would not, individually or in the aggregate, have a Material Adverse Effect.

          (iii) There is no material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any Company Subsidiary. Neither Company or any Company Subsidiary has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

          (iv) To the knowledge of the Company, no audit or other examination of any Return of the Company or any Company Subsidiary by any Tax authority is presently in progress, nor has Company or any Company Subsidiary been notified of any request for such an audit or other examination.

          (v) No adjustment relating to any Returns filed or required to be filed by the Company or any Company Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Company Subsidiary or any representative thereof.

          (vi) Neither the Company nor any Company Subsidiary has any liability for any material unpaid Taxes (whether or not required to be shown on any Return) which has not been accrued for or reserved on the Balance Sheet Date in accordance with generally accepted accounting principles, consistently applied, whether asserted or unasserted, contingent or otherwise, which are, individually or in the aggregate material to Company, other than any liability for unpaid Taxes that may have accrued since the Balance Sheet Date in connection with the operation of the business of Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of the Company or any Company Subsidiary, other than liens that would not, individually or in the aggregate, have a Material Adverse Effect, or customary liens for current Taxes not yet due and payable

          (vii) There is no contract, agreement, plan or arrangement to which the Company or any Company Subsidiary is a party; including but not limited to the provisions of this Agreement, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any Company Subsidiary is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (viii) Neither the Company nor any Company Subsidiary has filed any consent agreement under Section 341(f) of the Code.

          (ix) Neither the Company nor any Company Subsidiary is party to or has any obligation under any tax sharing, tax indemnity or tax allocation agreement or arrangement.

          (x) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) since February 7, 1999 or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (xi) To the knowledge of the Company, the Company and each Company Subsidiary is in substantial compliance with the material terms and conditions of agreements with any foreign taxing authority to which Company or a subsidiary is a party relating to any tax exemption, tax holiday or other reduction of tax and the consummation of the Merger will not have an adverse effect on the continued validity and effectiveness of such agreements.

     Section 4.11  Employee Benefit Plans; Employee Matters.
                   ----------------------------------------

     (a) Except as set forth in the Company Filings or on Schedule 4.11(a), all employee benefit plans that have ever been maintained, contributed to, or required to be contributed to, by the Company or any Company Subsidiary for the benefit of employees or former employees of the Company or any Company Subsidiaries ("Plans") have been administered substantially in accordance with their respective terms and, to the extent subject to the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") and, to the extent applicable, the Code and all other applicable laws, and are in material compliance with ERISA, the Code and all other applicable laws. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (each, a "Company Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and such Company Pension Plan has been administered in substantial compliance with Code
Section 401(a). Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any Company Pension Plan that would subject the Company or any of Company Subsidiary to a material tax or material penalty imposed by either Sections 4975 through 4980 of the Code or Section 502(i) of ERISA. Each Plan (other than any stock option plan) can be amended, terminated, or otherwise discontinued after the Effective Time, without material liability to Parent, the Company or any Company Subsidiary (other than ordinary administration expenses). There are no audits, inquiries, or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service, Department of Labor, or any other governmental agency or entity with respect to any Plan. Neither a Plan, nor the Company or any Company Subsidiary has represented provided, or has any liability to provide retiree health to any person for any reason, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (b) No material liability under Subtitles C or D or Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiaries with respect to any ongoing, frozen or terminated Company Pension Plan, currently or formerly maintained, contributed to, or required to be contributed to by any of them, or the Plans of any person which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code. No legal or administrative action has been taken by the Pension Benefit Guaranty Corporation ("PBGC") to terminate or to appoint a trustee to administer the Company Pension Plan and no liability to the PBGC under Title IV of ERISA has been incurred by the Company or any Company Subsidiary that has not been satisfied in full. Each Company Pension Plan is fully-funded on a termination basis and no pension Plan has incurred a reportable event within the meaning of
Section 4043 of ERISA and no Company Pension Plan has incurred any event described in Section 4041, 4062, or 4063 of ERISA.

     (c) Neither any Company Pension Plan nor any single-employer plan of the Company or any Company Subsidiaries has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

     (d) Except to the extent set forth on Schedule 4.11(d) or as may result from the termination of the 401(k) plan referred to, and as contemplated by,
Section 6.4 below, the execution and delivery of this Agreement does not, and the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events), constitute an event under any of the Plans that will result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits (such resulting events being collectively referred to as the "ERISA Obligations") with respect to any employee of the Company or any of its Subsidiaries, which ERISA Obligations could reasonably be expected to have a Material Adverse Effect.

     (e) (i) Neither the Company nor any Subsidiary is a party to a collective bargaining agreement or other labor union contract applicable to individuals employed by the Company or any Subsidiary, (ii) there is no pending or, to the Company's knowledge, threatened union organizational effort, material labor dispute, strike or similar work stoppage against the Company or any Company Subsidiary and (iii) to the Company's knowledge, there is no pending or threatened charge or complaint against the Company or any Company Subsidiaries by the National Labor Relations Board or any comparable state agency.

     (f) Each Plan that has been adopted or maintained by the Company or any Company Subsidiary, whether informally or formally, or with respect to which the Company or any Company Subsidiary will or may have any liability, for the benefit of current or former employees who perform services outside the United States (collectively, the "International Employee Plan") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Logitech Subsidiary from terminating or amending any International Employee Plan at any time for any reason without liability to Parent, Logitech Subsidiary, the Company or Company Subsidiaries (other than ordinary administration expenses or routine claims for benefits).

     Section 4.12  Compliance with Laws; Licenses.
                   ------------------------------

     (a) Neither the Company nor any Company Subsidiary is or has been in violation of any applicable provisions of any laws, statutes, ordinances or regulations except where such violations would not have a Material Adverse Effect.

     (b) Each of the Company and the Company Subsidiaries has and is in compliance with all permits, licenses and authorizations (collectively, "Licenses") which are necessary for it to conduct its business in the manner in which it is presently conducted except where the failure to have any such permits, licenses and authorizations would not have a Material Adverse Effect.

     Section 4.13  Environment.
                    ----------

     (a) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any Environmental Laws (as defined in Section 4.13(c)(ii) below) or any order, judgment or decree under any Environmental Law, applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, except where such conflict, default or violation does not have a Material Adverse Effect. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiaries, nor has any governmental or regulatory body or authority indicated to Company an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) The Company has not disposed of, released, discharged or emitted any Hazardous Materials (as defined in Section 4.13(c)(i) below) into the soil or groundwater at any properties owned or leased at any time by the Company, or, to the knowledge of the Company, at any other property, or exposed any employee or other individual to any Hazardous Materials or any workplace or environmental condition in such a manner as would result in any material liability or clean-up obligation of any kind or nature to the Company. To the knowledge of the Company, no Hazardous Materials are present in, on, or under any properties owned, leased or used at any time by the Company, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased or used at any time by the Company, so as to give rise to any material liability or clean-up obligation under any Environmental Laws.

     (c)  Definitions.
          -----------

          (i)  "Hazardous Material" is any material or substance that is
                ------------------
     prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          (ii) "Environmental Laws" are all applicable Laws, rules, regulations,
                ------------------
     orders, treaties, statutes, and codes promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other governmental authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

     Section 4.14  Restrictions on Business Activities. There is no agreement,
                   -----------------------------------
commitment, judgment, injunction, order or decree binding upon the Company or the Company Subsidiaries or to which the Company or any Company Subsidiary is a party that has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company or any Company Subsidiary, any acquisition of property by the Company or any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary as currently conducted.

     Section 4.15  Title to Property.
                   -----------------

     (a) Neither Company nor any Company Subsidiary owns any material real property. The Company and each Company Subsidiary has good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.

     (b) All leases (the "Leases") pursuant to which the Company or any Company Subsidiary leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default of the Company or any Company Subsidiary or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a default and in respect of which Company or such the Company Subsidiary has not taken adequate steps to prevent such default from occurring), except for any defaults or events of default that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     (c)  Schedule 4.15 sets forth a list of all real property currently leased
          -------------
by the Company. The Company has provided Logitech Subsidiary with true, complete and correct copies of each such Lease; no term or condition of any such Lease has been modified, amended or waived except as shown in such copies; each such Lease constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements or arrangements whatsoever relating to the Company's use or occupancy of any of the premises described in such Leases. The Company has not transferred or assigned any interest in any such Lease, nor has the Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person or entity.

     (d) To the knowledge of the Company, the landlord under each Lease has complied with all of the requirements, conditions, representations, warranties and covenants of the landlord thereunder, including, without limitation, the timely completion of construction of the leased premises in a good and workmanlike manner and otherwise in accordance with the Leases.

     (e) There is not pending or, to the Company's knowledge, threatened condemnation or similar proceeding affecting any leased property or any portion thereof.

     Section 4.16  Intellectual Property.
                   ---------------------

     (a) The Company and the Company Subsidiaries own, or possess, free and clear of any material liens, adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers, or others as needed), all of the material Company Intellectual Property (as defined below) that is used in the conduct of Company's or Company Subsidiaries' businesses.
Schedule 4.16 sets forth a complete list of all registered Company Intellectual Property. Schedule 4.16 lists all material contracts, licenses and agreements to which Company or any Company Subsidiary is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than agreements relating to the sale or distribution of the Company's products entered into in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material intellectual property to Company which is incorporated in the Company's current products.

     (b) Neither the Company nor any of the Company Subsidiaries has received from a third party any written notice of infringement or misappropriation of or conflict with, in any material respects, Company Intellectual Property. To the knowledge of the Company, the use of such Company Intellectual Property in connection with the business and operations of the Company and the Company's Subsidiaries does not infringe, in any material respects, on the rights of any person or entity. No material claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property owned by the Company or any of the Company Subsidiaries, is currently outstanding or is, to the knowledge of the Company, threatened. The Company has not received any written notices of any material infringement or misappropriation by any third party with respect to the Company Intellectual Property. Neither the Company nor any Company Subsidiary is aware of any claim by any other person or entity that any of the products, processes or business methods of the Company or any Company Subsidiary infringe or may infringe upon any intellectual property rights of any other person or entity. The Company and each of the Company Subsidiaries have taken reasonable actions to maintain and protect its Company Intellectual Property, except for those actions, which the failure to take, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) As used herein, "Company Intellectual Property" means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patent, patent rights, patent applications, industrial models, inventions, designs, utility models, inventor rights, software, computer programs, computer systems, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, used or held for use in connection with the businesses of the Company and/or the Company Subsidiaries as currently conducted by them, together with all applications currently pending or in process for any of the foregoing.

     (d) The Company and each of the Company Subsidiaries has taken reasonable steps to protect the Company's and the Company Subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any Company Subsidiary, and, without limiting the foregoing, each of the Company and the Company Subsidiaries has and uses commercially reasonable efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Logitech Subsidiary and all current and former employees and contractors of the Company and any Company Subsidiary have executed such an agreement, except where the failure to do so is not, individually or in the aggregate, reasonably likely to materially impair the Company's or the Company Subsidiaries' rights in the Company Intellectual Property.

     Section 4.16A  Agreements, Contracts and Commitments.  Except as set forth
                    -------------------------------------
in Schedule 4.16A, neither Company nor any Company Subsidiary is a party to or
-----------------
is bound by:

     (a) any written employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Board of Directors of the Company or any Company Subsidiary, other than (i) those that are terminable by Company or any Company Subsidiary on no more than 30 days' notice without liability or financial obligation to Company, all Company Benefit Plans and International Benefit Plans and (ii) employment or similar agreements with foreign employees;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any material agreement of indemnification or any material guaranty, other than inter-company guaranties;

     (d) any material agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any Company Subsidiary to compete with any person or entity in any line of business or granting any exclusive distribution rights;

     (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any Company Subsidiary after the date of this Agreement of assets not in the ordinary course of business or pursuant to which Company or any Company Subsidiary has any ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

     (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any Company Subsidiary have continuing material obligations to jointly market any product, technology or service and which may not be cancelled without penalty upon notice of 90 days or less, or any material agreement pursuant to which Company or any Company Subsidiary have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any Company Subsidiary and which may not be canceled without penalty upon notice of 90 days or less;

     (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with manufacturers, distributors or sales representative in the normal course of business cancelable without penalty upon notice of 90 days or less and substantially in the form previously provided to Logitech Subsidiary;

     (h) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology;

     (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments evidencing the borrowing of money or extension of credit;

     (j) any settlement agreement under which Company or any Company Subsidiary has ongoing obligations; or

     (k) any agreement with a customer of the Company involving revenues to the Company for the fiscal year ended March 31, 2000 in excess of $500,000.

     Neither the Company nor any Company Subsidiary, nor to the Company's knowledge any other party to a Company Contract (as defined below), is in material breach, violation or default under, and neither the Company nor any Company Subsidiary has received written notice that it has materially breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any Company Subsidiary is a party or by which it is bound that are required to be disclosed pursuant to this Article IV (any such agreement, contract or commitment, a "Company Contract").

     Section 4.17  Insurance. The Company maintains and will continue to
                   ---------
maintain insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Company Subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Company Subsidiaries. There is no material claim by the Company or any Company Subsidiary pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     Section 4.18  Customers.  Schedule 4.18 sets forth a complete and accurate
                   ---------   -------------
list of each customer of the Company that accounted for more than 5% of the revenues of the Company during the first nine months of the Company's fiscal year 2001. All sales of the Company's products to such customers were made in accordance with the Company's standard form terms and conditions, a copy of which the Company has provided to Logitech Subsidiary. During such period the Company has not extended credit terms, paid additional or discretionary marketing allowances, or made commitments as to price protection or return rights of such customers that are not provided for in such standard form terms and conditions.

     Section 4.19  Finders' Fees. No broker, investment banker, financial
                   -------------
advisor or other person, other than Goldsmith Agio Helms (the "Financial Advisor") and the general partner of one of the Principal Stockholders, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has provided to Logitech Subsidiary true and correct copies of the engagement letters pursuant to which the Financial Advisor and the general partner of one of the Principal Stockholders are entitled to the fees referred to in the prior sentence. Transaction fees incurred by the Company in connection with the consummation of the transactions contemplated hereby, including, without limitation, any fees incurred by the Company on behalf of one of the Principal Stockholders, (excluding fees payable to the general partner of one of the Principal Stockholders) shall not exceed $2,500,000.

     Section 4.20  Opinion of Financial Advisor. The Company has received the
                   ----------------------------
opinion of the Financial Advisor, dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view and will provide to Logitech Subsidiary a copy of the written confirmation of such opinion promptly after receipt thereof.

     Section 4.21  State Takeover Statutes.  The Board of Directors of the
                   -----------------------
Company has approved the Offer, this Agreement and the consummation of the other transactions contemplated hereby and, assuming the accuracy of the representation of Logitech Subsidiary and Merger Sub in Section 5.7, such approval is, except as set forth on Schedule 4.21, sufficient to render inapplicable to the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, the provisions of Chapters 110C, 110D and 110F of the Massachusetts General Laws to the extent, if any, such chapters are applicable to the transactions contemplated hereby. No other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Offer or any of the transactions contemplated hereby or thereby.

     Section 4.22  Company Disclosure Documents. The Proxy Statement and the
                   ----------------------------
Schedule 14D-9 referred to in Section 1.2(b) (collectively, the "Company Disclosure Documents"), when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and will not, (i) with regard to the Proxy Statement or any amendment or supplement thereto, at the time it is first mailed to stockholders of the Company and as at the date of the Special Meeting (as the same may be amended or supplemented prior to the date it is first mailed to stockholders of the Company or at the Special Meeting, as applicable), and (ii) with regard to the Schedule 14D-9, at the time of filing thereof or at the time of the consummation of the Offer and the Effective Time (as the same may be amended or supplemented prior to the consummation of the Offer or the Effective Time, as applicable), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, that the foregoing covenant shall not apply to information with respect to Parent, Parent Subsidiaries or Merger Sub furnished to the Company in writing by Logitech Subsidiary specifically for use in the Company Disclosure Documents. The information furnished by the Company to Logitech Subsidiary in writing for use in the Offer Documents will not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                                   Article V

      Representations and Warranties of Logitech Subsidiary and Merger Sub
      --------------------------------------------------------------------

     Logitech Subsidiary and Merger Sub jointly and severally represent and warrant to the Company that:

     Section 5.1  Corporate Existence and Power; Organizational Documents
                  -------------------------------------------------------

     (a) Each of Parent, Logitech Subsidiary and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority to own its properties and assets and to carry on its business as presently conducted. Each of Parent and Logitech Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Logitech Subsidiary has previously furnished to the Company a complete and correct copy of its and Parent's articles of incorporation and bylaws, each as amended to date (together, the "Parent Charter Documents"). The Parent Charter Documents and the organizational documents of each Parent Subsidiary (as defined in Section 5.3 below) are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no Parent Subsidiary is in violation of its equivalent organizational documents except where the violation of the Parent Charter Documents or any such organizational documents of a Parent Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.2  Corporate Authorization; Binding Effect. Each of Parent,
                  ---------------------------------------
Logitech Subsidiary and Merger Sub each have the corporate power to execute, deliver and perform this Agreement and all other documents executed and delivered or to be executed and delivered by either of them pursuant to this Agreement have taken all necessary corporate action to authorize the execution, delivery and performance by each of them of this Agreement and such related documents. This Agreement has been duly executed and delivered by Parent, Logitech Subsidiary and Merger Sub and, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent, Logitech Subsidiary and Merger Sub, enforceable against Parent, Logitech Subsidiary and Merger Sub in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally,
(b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers or any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

     Section 5.3  Governmental Authorization.  The execution, delivery and
                  --------------------------
performance by Parent, Logitech Subsidiary and Merger Sub of this Agreement and the consummation by Parent, Logitech Subsidiary and Merger Sub of the transactions contemplated hereby do not require Parent, Logitech Subsidiary or Merger Sub to obtain any consent of, or to make any filing with, any Governmental Entity other than (a) the filing of the articles of merger in accordance with the MBCL, (b) compliance with any applicable requirements of the HSR Act or the Foreign Filings, (c) compliance with any applicable requirements of the Securities Act, the Swiss Stock Exchange, the Nasdaq National Market or the Exchange Act, including, without limitation, the filing with the SEC of the Schedule TO and (d) such other consents and filings which, if not obtained or made, would not have a Material Adverse Effect. For purposes of this Agreement, "Parent Subsidiaries" is the collective reference to each corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Parent.

     Section 5.4  Non-Contravention.  The execution, delivery and performance by
                  -----------------
Parent, Logitech Subsidiary and Merger Sub of this Agreement and the consummation by Parent, Logitech Subsidiary and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the articles of incorporation of Parent or the articles of organization of Logitech Subsidiary or Merger Sub or the bylaws of any of them, (b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with, or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon Parent, Logitech Subsidiary or Merger Sub or any of their respective properties or assets, or any governmental licenses, authorizations, consents and approvals held by Parent, Logitech Subsidiary or Merger Sub, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon Parent, Logitech Subsidiary or Merger Sub, or (d) result in the creation or imposition of any Lien on any asset of Parent, Logitech Subsidiary or Merger Sub except with respect to the foregoing clauses
(c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Parent, Logitech Subsidiary or Merger Sub to consummate the transactions contemplated hereby.

     Section 5.5  Finders' Fees.  No broker, investment banker, financial
                  -------------
advisor or other person, other than SG Cowen Securities, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Logitech Subsidiary or Merger Sub.

     Section 5.6  Financing.  Logitech Subsidiary and Merger Sub have or will
                  ---------
have upon receipt by Logitech Subsidiary of the funding of Logitech Subsidiary described in the commitment letter dated as of the date hereof, a copy of which Logitech Subsidiary has provided to the Company, pursuant to its terms sufficient immediately available funds to purchase all of the Shares and to make all payments in respect of all Company Options as required by this Agreement, to pay all related fees and expenses in connection with this Agreement and the transactions contemplated hereby and to otherwise consummate the transactions contemplated hereby.

     Section 5.7  Interested Stockholder. As of the date hereof (excluding any
                  ----------------------
beneficial ownership that may be attributed to Parent, Logitech Subsidiary or Merger Sub by virtue of any transaction contemplated by this Agreement or by the execution of this Agreement), (a) none of Parent, Logitech Subsidiary, Merger Sub nor any of their respective affiliates is, with respect to the Company, an "Interested Stockholder," as such term is defined in Chapter 110F of the MBCL and (b) none of Parent, Logitech Subsidiary or Merger Sub nor, to the knowledge of Logitech Subsidiary or Merger Sub, any of their respective affiliates, beneficially owns any Shares.

     Section 5.8  Merger Sub's Operations.  Merger Sub was formed solely for the
                  -----------------------
purpose of engaging in the transactions contemplated hereby and since its date of incorporation has not engaged in any activities or conducted any operations other than in connection with the transactions contemplated hereby.

     Section 5.9  Capitalization.
                  --------------

     (a) As of December 31, 2000, (i) the share capital of Parent amounted to CHF 42,794,240 divided into 4,279,424 registered shares with a par value of CHF 10 each, all of which are issued and outstanding (the "Parent Registered Shares"); (ii) 13,742 of the Parent Registered Shares were held by Parent in treasury; and (iii) the conditional share capital of Parent amounted to CHF 10,305,760 divided into 1,030,576 registered shares with a par value of CHF 10 each, of which 816,554 were reserved for issuance upon exercise of options granted to current or former employees and directors of Parent and Parent Subsidiaries and 214,022 were reserved for issuance upon ungranted options. As of the date hereof, (i) the total of the share capital and conditional share capital of Parent amounts to CHF 50,310,000, divided into registered shares and shares reserved for issuance upon granted and outstanding or ungranted options; and (ii) the authorized share capital of Parent amounts to CHF 10,000,000 and is divided into 1,000,000 registered shares. All issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities. The Parent Registered Shares underlying the Parent ADSs to be issued in the Offer and the Merger have been duly authorized for issuance and sale to the stockholders of the Company in the Offer and the Merger and, when issued and deposited under the Deposit Agreement in accordance with the terms hereof and the Deposit Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any Lien, and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Parent Registered Shares underlying the Parent

ADSs to be issued in the Offer and the Merger or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof.

     (b) All issued and outstanding shares of capital stock of each Parent Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities. Parent owns all of the capital stock of the Parent Subsidiaries free and clear of any and all Liens. Except as set forth in Section 5.9(a) or in the Parent Filings, as of the date hereof, neither Parent nor any Parent Subsidiary has any outstanding options to purchase, or receive any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

     Section 5.10  Public Information. Logitech Subsidiary has made available to
                   ------------------
the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC since March 31, 1999 (as any such documents have since the time of their original filing been amended, the "Parent Filings"), which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Parent Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the Parent Filings complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Parent Filings were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by applicable federal securities laws), and fairly present in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries at said dates and the consolidated results of operations and cash flows of the Parent and its consolidated subsidiaries for the periods then ended. For purposes of this Agreement, "Parent Balance Sheet Date" means September 30, 2000.

     Section 5.11  Absence of Certain Changes. Since the Parent Balance Sheet
                   --------------------------
Date, or as explicitly contemplated by this Agreement, Parent and the Parent Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

     (a)  any Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Parent, or, except in connection with the exercise of options pursuant to Parent's stock option and other compensation plans and arrangements, any repurchase, redemption or other acquisition by Parent or any Parent Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any Parent

Subsidiary, except open-market acquisitions of Parent ADSs or Parent Registered Shares by Parent or Logitech Subsidiary; or

     (c) any material change in any method of accounting or accounting practice by the Parent or any Parent Subsidiary, except for any such material change required by a concurrent change of generally accepted accounting principles.

     Section 5.12  Litigation.  Except as set forth in the Parent Filings, there
                   ----------
is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against, Parent or any Parent Subsidiary or any of their respective properties before any court or arbitrator or any Governmental Entity which, if determined or resolved adversely to Parent or any Parent Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have a Material Adverse Effect.

     Section 5.13  Compliance with Laws; Licenses.
                   ------------------------------

     (a) Except as set forth in the Parent Filings, neither the Parent nor any Parent Subsidiary is in violation of any applicable provisions of any laws, statutes, ordinances or regulations except where such violations would not have a Material Adverse Effect.

     (b) Each of Parent and Parent Subsidiaries has all permits, licenses and authorizations which are necessary for it to conduct its business in the manner in which it is presently conducted except where the failure to have any such permits, licenses and authorizations would not have a Material Adverse Effect.

     Section 5.14  Offer Documents.  The Offer Documents, when filed, will
                   ---------------
comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated under both of them and will not, at the time of the filing thereof, at the time of any distribution thereof or at the time of the consummation of the Offer and the Effective Time (as the same may be amended or supplemented prior to consummation of the Offer or the Effective Time, as applicable), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, that the foregoing covenant shall not apply to information with respect to the Company and the Company Subsidiaries furnished to Logitech Subsidiary in writing by the Company specifically for use in the Offer Documents. The information furnished by Logitech Subsidiary or Merger Sub to the Company in writing for use in the Company Disclosure Documents will not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                                  Article VI

                           Covenants of the Company
                           ------------------------



Section 6.1  Conduct of the Company. From the date hereof until earliest to
             ----------------------
occur of the Effective Time, the date of the appointment of Merger Sub's designees to the Company Board pursuant to Section 1.3 and the termination of this Agreement, except as set forth on Schedule 6.1, the Company shall carry on
                                       ------------
its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

     In addition, except as permitted by the terms of this Agreement and except as provided in Schedule 6.1, without the prior written consent of Logitech
               ------------
Subsidiary (which consent shall not be unreasonably delayed or withheld), during the period from the date of this Agreement and continuing until the earlier of the Effective Time, the termination of this Agreement pursuant to its terms or the date of the appointment of Merger Sub's designees to the Company Board pursuant to Section 1.3, the Company shall not, and shall cause each of the Company Subsidiaries not to:

        (a)  adopt any change in its articles of organization or bylaws;

        (b) except for the Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets (other than in the ordinary course of business) of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

        (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, or (ii) sales of inventory in the ordinary course of business consistent with past practices;

        (d) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of restricted stock (except as specified in Section
2.12 hereof), or reprice options granted under any employee, consultant, director or other stock plans;

        (e) grant or agree or offer to grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Logitech Subsidiary, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

        (f) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

        (g) (i) set aside or pay any dividends on, or make other distributions in respect of, its capital stock, other than dividends and distributions by a direct or indirect wholly-owned Company Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (h) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of the shares of Company Common Stock pursuant to currently outstanding Company Options granted pursuant to the Company Option Plans in accordance with their present terms;

        (i) make any material change to its accounting methods, principles or practices, except as may be required by law or generally accepted accounting principles;

        (j) except as may be required by law or as contemplated by this Agreement, (i) adopt, create, terminate or amend any Plan or arrangement for the benefit or welfare of any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, (ii) increase in any material manner the compensation (including salary, wage rates, contract rates, fringe benefits, or rights to severance or indemnification) of, or pay any bonus to, any director, officer, employee or consultant of the Company or any Company Subsidiary (except for increases and bonuses required pursuant to the terms of contracts and arrangements currently in effect with any such director, officer, employee or consultant of the Company or any Company Subsidiary); or (iii) grant any awards under any of the Plans, including the Company Option Plan, except as required pursuant to the terms of contracts currently in effect with any such director, officer, employee or consultant of the Company or any Company Subsidiary, or except as required under the terms of the Plans;

        (k) modify or amend in any material respect or terminate any existing lease, license or contract affecting the use, possession or operation of any such properties or assets; grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any owned property or leased property or any part thereof; convey, assign, sublease, license or otherwise transfer all or any portion of any owned property or leased property or any interest or rights therein; or make any material changes in the construction or condition of any such property;

        (l) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than (i) in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 and
(ii) performance guarantees, letters of credit and similar arrangements entered into with respect to the commercial contracts in the ordinary course of business consistent with past practice), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

        (m) adopt or amend any employee benefit plan, policy or arrangement or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement, except, in each case, as may be required by law;

        (n) (i) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company Filings or incurred since the date of such financial statements, and (B) the payment, discharge, settlement or satisfaction, of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount that do not, in the aggregate, exceed $50,000, or (ii) waive any material benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any material confidentiality or similar agreement to which the Company or any Company Subsidiary is a party or of which the Company or any Company Subsidiary is a beneficiary;

        (o) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

        (p) incur or enter into any agreement, contract or commitment requiring the Company or any Company Subsidiary to pay in excess of $100,000, except that the Company or any Company Subsidiary may incur or enter into commitments of up to $500,000 per commitment for the production of products by manufacturers currently who contract with the Company or any Company Subsidiary, provided that
                                                                   --------
any such commitment is in the ordinary course of business based on past practice;

        (q) make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, would be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any Company Subsidiary, settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes; or

        (r) agree in writing or otherwise to take any of the actions described in Section 6.1(a) through (q) above.

        Section 6.2  Access to Information.  From the date hereof until the
                     ---------------------
Effective Time, the Company will give Logitech Subsidiary, its counsel, financial advisors, auditors and other representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Company Subsidiaries, will furnish to Logitech Subsidiary, its counsel, financial advisors, auditors and other representatives such information as such persons may reasonably request, and will instruct the Company's employees, counsel, financial advisors, auditors and other representatives to cooperate with Logitech Subsidiary in its further investigation of the business of the Company and the Company Subsidiaries; provided, however, that all
                                             --------  -------
requests for information to visit plants or facilities or to interview the Company's employees or agents shall be directed to, and coordinated with, the Chief Executive Officer of the Company or his designee upon reasonable advance notice and in a manner that will not materially interfere with or interrupt the Company's business; provided, further, however, that any and all information
                    --------  -------  -------
received by Logitech Subsidiary, its counsel, financial advisors, auditors and other representatives shall be and remain subject to the Confidentiality Agreement.

        Section 6.3  No Solicitation.
                     ---------------
        (a) The Company and the Company Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined in Section 6.3(e) below). From and after the date hereof until the earlier to occur of the termination hereof and the Effective Time, the Company and the Company Subsidiaries will not, and nor will they authorize or permit any of their respective officers, directors, employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) initiate, solicit or encourage any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) agree to or approve or recommend any Acquisition Proposal. The Company will take all necessary steps to promptly inform the individuals or entities referred to in the preceding sentence of the obligations undertaken in this Section 6.3 and to cause them to comply with such obligations. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.3 by any officer, director, affiliate or employee of the Company or any of the Company Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries shall be deemed to be a breach of this Section 6.3 by the Company.

        (b) From and after the date hereof until the earlier to occur of the termination hereof and the Effective Time, the Company will promptly notify Logitech Subsidiary after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Company Subsidiary by any person that to the Company's knowledge may be considering making or has made an Acquisition Proposal and will keep Logitech Subsidiary informed on a current basis of the status and details of any such Acquisition Proposal or request. In addition to the foregoing, the

Company shall (x) provide Logitech Subsidiary with notice of any meeting of the Company Board at which the Company Board is reasonably expected to consider an Acquisition Proposal in the same manner and at the same time that such notice is provided to the Company Board (notwithstanding Section 11.2 hereof) and (y) provide Logitech Subsidiary with notice of any meeting of the Company Board at which the Company Board is reasonably expected to recommend a Superior Proposal to its stockholders in the same manner and at the same time that such notice is provided to the Company Board (notwithstanding Section 11.2 hereof).

        (c) Nothing contained in this Section 6.3 shall prohibit (i) the Company from, in response to an unsolicited, bona fide written Acquisition
                                             ---- ----
Proposal that the Company Board (or a duly authorized committee thereof) concludes in good faith constitutes a Superior Proposal (as defined in Section 6.3(f) below), engaging in discussions or participating in negotiations with, and furnishing information to, the party making such Acquisition Proposal to the extent the Company Board (or such committee), after consultation with it legal counsel, determines in good faith that it is necessary to do so for it to act in accordance with its fiduciary duties under applicable law or (ii) the Company Board from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders or otherwise which, in the reasonable judgment of the Board of Directors after consultation with its legal counsel, may be required under applicable law, rules or regulations, including, without limitation, those of any stock exchange.

        (d) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.3, prior to the termination hereof, the Company shall as promptly as practicable, and in any event within one business day after receipt thereof, advise Logitech Subsidiary orally and in writing of any request for information which the Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal; the material terms and conditions of such request, Acquisition Proposal or inquiry; and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Logitech Subsidiary informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

        (e)  For purposes of this Agreement, "Acquisition Proposal" means, other
                                              --------------------
than the transactions contemplated by this Agreement, any tender offer or exchange offer, or any offer or proposal for (i) a merger or other business combination involving the Company or any Company Subsidiary, or (ii) the acquisition of 15% or more of the equity interests in, or 15% or more of the assets of, the Company or any Company Subsidiary.

        (f)  For purposes of this Agreement, "Superior Proposal" means an
                                              -----------------
Acquisition Proposal relating to the acquisition of a majority of the outstanding voting securities, or all or substantially all of the assets, of the Company with respect to which (A) if any cash consideration is involved, the Company Board shall have concluded in good faith (after consultation with Company's financial advisors) that the acquiring party is reasonably likely to obtain any necessary financing, and (B) the Company Board shall have concluded in good faith after consultation with its financial advisors that the Acquisition Proposal would, if consummated, result in a transaction more favorable from a financial point of view, to the Company and its stockholders than the Offer and the Merger.

        Section 6.4  Termination of 401(k) Plan. Effective as of the day
                     --------------------------
immediately preceding the Effective Time, the Company and each Company Subsidiary, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Logitech Subsidiary provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Employee Plans"). Unless Logitech
                                   ----------------------
Subsidiary provides such written notice to the Company, no later than three business days prior to the Effective Time, the Company shall provide Logitech Subsidiary with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolutions of the Company's, or the Company's Subsidiary's, Board of Directors, as applicable. The form and substance of such resolutions shall be subject to review and approval of Logitech Subsidiary. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Logitech Subsidiary may reasonably require.

                                  Article VII

                Covenants of Logitech Subsidiary and Merger Sub
                -----------------------------------------------

        Section 7.1  Obligations of Merger Sub.  Logitech Subsidiary will take
                     -------------------------
all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.2  Director and Officer Liability.  All rights to
                      ------------------------------
indemnification, defense, advancement of expenses and all limitations of liability existing in favor of the present and former directors and officers of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement pursuant to the indemnification provisions under the Company Charter Documents as in effect on the date hereof shall survive the Merger and continue in full force and effect for a period of six years from and after the Effective Time and, if later, the final disposition of all claims referred to in the next succeeding sentence. In the event that any claim or claims are asserted or made within such six-year period, all such rights to indemnification, defense and advancement of expenses shall continue until the final dispositions of such claims. Logitech Subsidiary will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts and omissions occurring on or prior to the Effective Time covering each person presently covered by the Company's officers' and directors' liability insurance in effect on the date of this Agreement on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date of this Agreement; provided, however, that in no such event will Logitech Subsidiary or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 175% of the annual premium currently paid by the Company.

        Section 7.3  Matters Regarding ADRs.  Logitech Subsidiary shall use its
                     ----------------------
commercially reasonable efforts to cause The Bank of New York, the depositary under the Deposit Agreement, to waive the $0.05 per Parent ADS cancellation fee under the Deposit Agreement applicable to the cancellation of surrendered Parent ADRs upon the withdrawal of Parent Registered Shares represented by Parent ADRs issued in the Offer or the Merger.

        Section 7.4  Expenses of the Company.  From and after the time of
                      -----------------------
consummation of the Offer, Logitech Subsidiary shall cause the Company to pay when due any and all fees and expenses incurred by the Company in connection with the consummation of the transactions contemplated by the Offer or the Merger including, without limitation, the fees and expenses set forth on
Schedule 4.7A.
-------------

                                 Article VIII

                           Covenants of the Parties
                           ------------------------


        Section 8.1  Commercially Reasonable Efforts; Notice.
                     ---------------------------------------

        (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall use its commercially reasonable efforts and cooperate in preparing and filing as soon as practicable, notifications under the HSR Act and the Foreign Filings (the filing fees thereunder shall be shared equally by Logitech Subsidiary and the Company) and to respond as promptly as practicable to any inquiries or requests received from any Governmental Entity for additional information or documentation.

        (b) The Company shall give prompt notice to Logitech Subsidiary upon becoming aware that any representation or warranty made by it contained in this Agreement was, in any material respect, untrue or inaccurate when made or has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (c) Logitech Subsidiary shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement was, in any material respect, untrue or inaccurate when made or has become untrue or inaccurate in any material respect, or of any failure of Parent, Logitech Subsidiary or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such
                                         --------  -------
notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        Section 8.2  Conveyance Tax Filings.  Logitech Subsidiary, Merger Sub
                      ----------------------
and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

        Section 8.3  Conveyance Taxes.  Logitech Subsidiary shall timely pay or
                     ----------------
cause to be paid any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes imposed upon the Company which become payable in connection with the transactions contemplated hereunder.


        Section 8.4  Third Party Consents.  As soon as practicable following the
                     --------------------
date hereof, Logitech Subsidiary, Merger Sub and the Company will each use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        Section 8.5  Special Meeting; Company Disclosure Documents.
                     ---------------------------------------------

        (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, prior to the termination of this Agreement and in accordance with applicable law:

             (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably
                                  ---------------
        practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

             (ii) prepare and file with the SEC a post-effective amendment to the Form F-4 for the offer and sale of the Parent Registered Shares represented by Parent ADSs pursuant to the Merger and in which a proxy statement or information statement pursuant to Rule 14c-2 under the Exchange Act prepared by the Company and Logitech Subsidiary relating to the Special Meeting (as amended or supplemented from time to time, the "Proxy Statement"), as applicable, which will be included as a
         ---------------
        prospectus (the "Post-Effective Amendment");
                         -------------------------

             (iii) subject to the applicable provisions of this Agreement and the fiduciary duties of the Company Board, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

             (iv) use its commercially reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the approval of stockholders required by the MBCL to effect the Merger.

        (b) Logitech Subsidiary agrees that it will vote, or cause to be voted, all of the Shares then owned by it or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

        (c) Each of the Company and Logitech Subsidiary shall notify the other (and their respective counsel) promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Post-Effective Amendment or the Proxy Statement for additional information and shall supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Post-Effective Amendment or the Proxy Statement. Each of the Company and Logitech Subsidiary shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment or the Proxy Statement will be made by either party, without providing the other party a reasonable opportunity to review and comment thereon. Each of the Company and Logitech Subsidiary shall use its commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after its filing. The Company will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to holders of the Company's capital stock as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent ADSs pursuant to the Offer and the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action and the preparation, filing and/or distribution of the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent or Logitech Subsidiary or any of their respective affiliates, officers or directors, should be discovered by the Company or Logitech Subsidiary which should be set forth in an amendment or supplement to any of the Post-Effective Amendment or the Proxy Statement, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated by the Company to holders of the Company's capital stock.

        (d) Notwithstanding Section 8.5(a), (b) or (c) hereof, in the event that Parent, Logitech Subsidiary, Merger Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Logitech Subsidiary and subject to Article 10 hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 82 of the MBCL.

        Section 8.6 Affiliates of the Company. The Company has delivered herewith written agreements substantially in the form attached hereto as Exhibit
                                                                         -------
B executed by, to the Company's knowledge, all "affiliates" of the Company for
-
purposes of Rule 145 under the Securities Act ("Rule 145") as of the date
                                                --------
hereof. Promptly following consummation of the Offer, the Company shall use commercially reasonable efforts to deliver to Logitech Subsidiary a letter identifying all other persons who, to the Company's knowledge, may, at the time of the commencement of the Offer and/or the time this Agreement is submitted to the holders of Shares for approval, be deemed to be "affiliates" of the Company for purposes of Rule 145, except to the extent the Company and Lighting Subsidiary shall otherwise agree that Rule 145 does not apply to Shares tendered pursuant to the Offer. The Company shall, except to the extent the Company and Lighting Subsidiary shall otherwise agree that Rule 145 does not apply to Shares tendered pursuant to the Offer, use commercially reasonable efforts to cause each such other person who is a holder of Shares at the commencement of the Offer and/or following consummation of the Offer to deliver to Logitech Subsidiary, prior to the Closing Date, a written agreement substantially in the form attached hereto as Exhibit B.
                        ---------

                                  Article IX

                           Conditions to the Merger
                           ------------------------

        Section 9.1  Conditions to Obligations of Each Party.  The obligations
                     ---------------------------------------
of the Company, Logitech Subsidiary and Merger Sub to consummate the Merger are subject to the satisfaction of each of the following conditions:

        (a) the approval of the stockholders of the Company shall have been obtained, if required;

        (b) any applicable waiting period under the HSR Act and any Foreign Filings shall have expired or been terminated;

        (c) no Governmental Entity shall have enacted, enforced, promulgated, amended or issued any statute, rule, regulation, legislation, decree, temporary restraining order, preliminary or permanent injunction or other order that prohibits the consummation of the Merger; and

        (d) Merger Sub (or Parent or Logitech Subsidiary) shall have purchased Shares pursuant to the Offer.

                                   Article X

                                  Termination
                                  -----------

        Section 10.1  Termination.  This Agreement may be terminated and the
                      -----------
Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

        (a) by mutual written consent of the Company, Logitech Subsidiary and Merger Sub;

        (b)  by either the Company or Logitech Subsidiary as follows:

             (i) if the Offer shall not have been consummated on or before July 15, 2001; provided, however, that the right to terminate this
                       --------  -------
        Agreement under this Section 10.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of Logitech Subsidiary to consummate the Offer;

             (ii) if the Special Meeting (including as it may be adjourned from time to time) shall have concluded without approval by the Company's stockholders of the Merger and this Agreement; provided, however, that
                                                       --------- -------
        Logitech Subsidiary may not terminate this Agreement under this Section 10.1(b)(ii) if the Shares owned by Parent, Logitech Subsidiary or Merger Sub or any other subsidiary or affiliate of Parent that can be voted by them under applicable law shall not all have been voted in favor of the Merger and this Agreement;

             (iii) if there shall be any applicable law or regulation that makes consummation of the Merger illegal or if any Governmental Entity shall have issued an order, decree or ruling, or taken any other action (which such order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently enjoining, restraining or otherwise prohibiting the Merger and the consummation of the transactions contemplated by this Agreement, which such order, decree, ruling or other action shall have become final and non-appealable; or

             (iv)  if the Average Market Price is less than $18.00; provided,
                                                                    --------
        however, that the Company or Logitech Subsidiary may exercise their
        --------
        right to terminate this Agreement under this Section 10.1(b)(iv) only prior to consummation of the Offer.

        (c)  by the Company:

             (i)   at any time prior to consummation of the Offer if:

                   (A) the representations and warranties of Logitech Subsidiary and Merger Sub set forth in Article V of this Agreement (other than the representations and warranties set forth in Sections 5.9 and 5.11(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not have been true and correct when made on the date of this Agreement (except for representations and warranties that speak as of a specific date, which shall not have been true and correct as of such date, as if made on such date), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; provided,
                                                                     --------
             however, that in no event may the Company terminate this Agreement
             -------
             pursuant to this Section 10.1(c)(i)(A) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless the Company shall have given Logitech Subsidiary written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice;

                   (B) the representations and warranties of Logitech Subsidiary and Merger Sub set forth in Article V of this Agreement (other than the representations and warranties set forth in Sections 5.9 and 5.11(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be true and correct at such time, as if made at such time (except for representations and warranties that speak as of a specific date, as to which this Section 10.1(c)(i)(B) shall not apply), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Substantial Adverse Effect; provided, however, that in no event
                                           --------  -------
             may the Company terminate this Agreement pursuant to this Section 10.1(c)(i)(B) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless the Company shall have given Logitech Subsidiary written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice;

                   (C) the representations and warranties of Logitech Subsidiary and Merger Sub set forth in Section 5.9 of this Agreement shall not have been true and correct in all material respects when made on the date of this Agreement and at such time, as if made at such time; provided, however, that in no event may
                                      --------  -------
             the Company terminate this Agreement pursuant to this Section 10.1(c)(i)(C) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless the Company shall have given Logitech Subsidiary written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice; or

                   (D) the representations and warranties of Logitech Subsidiary and Merger Sub set forth in Section 5.11(a) of this Agreement shall not have been true and correct when made on the date of this Agreement; provided, however, that in no event may the
                                     --------  -------
             Company terminate this Agreement pursuant to this Section 10.1(c)(i)(D) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless the Company shall have given Logitech Subsidiary written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice; or

             (ii) at any time prior to consummation of the Offer if Logitech Subsidiary and/or Merger Sub shall have breached or failed to perform any material obligation of Logitech Subsidiary and/or Merger Sub under this Agreement or shall have failed to comply with any material agreement or covenant of Logitech Subsidiary and/or Merger Sub under this Agreement, but only if, with respect to any breach or failure referred to in this Section 10.1(c)(ii) that is reasonably capable of cure, the Company shall have given Logitech

        Subsidiary written notice of any such breach or failure and such breach or failure is not cured within 20 business days after the giving of such notice; or

        (d)  by Logitech Subsidiary if:

             (i)   at any time prior to consummation of the Offer if:

                   (A) the representations and warranties of the Company set forth in Article IV this Agreement (other than the representations and warranties set forth in Sections 4.5 and 4.8(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not have been true and correct when made on the date of this Agreement (except for representations and warranties that speak as of a specific date, which shall not have been true and correct as of such date, as if made on such date), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; provided, however, that in no event may
                                      --------  -------
             Logitech Subsidiary terminate this Agreement pursuant to this
             Section 10.1(d)(i)(A) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless Logitech Subsidiary shall have given the Company written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice;

                   (B) the representations and warranties of the Company set forth in Article IV of this Agreement (other than the representations and warranties set forth in Section 4.5 and 4.8(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be true and correct at such time, as if made at such time (except for representations and warranties that speak as of a specific date, as to which this Section 10.1(d)(i)(B) shall not apply), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Substantial Adverse Effect; provided, however, that in no event may Logitech Subsidiary
                     --------  -------
             terminate this Agreement pursuant to this Section 10.1(d)(i)(B) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless Logitech Subsidiary shall have given the Company written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice;

                   (C) the representations and warranties of the Company set forth in Section 4.5 of this Agreement shall not have been true and correct in all material respects when made on the date of this Agreement and at such time, as if made at such time; provided,
                                                                  --------
             however, that in no event may Logitech Subsidiary terminate this
             -------
             Agreement pursuant to this Section 10.1(d)(i)(C) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless Logitech Subsidiary shall have given the Company written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice; or

                   (D) the representations and warranties of the Company set forth in Section 4.8(a) of this Agreement shall not have been true and correct when made on the date of this Agreement; provided, however, that in no event may Logitech Subsidiary terminate this Agreement pursuant to this Section 10.1(d)(i)(D) with respect to a failure of such representations and warranties to be so true and correct that is reasonably capable of cure unless Logitech Subsidiary shall have given the Company written notice that such representations and warranties shall have failed to be so true and correct and such failure is not cured within 20 business days after the giving of such notice; or

             (ii) at any time prior to consummation of the Offer the Company shall have breached or failed to perform any material obligation of the Company under this Agreement or shall have failed to comply with any material agreement or covenant of the Company under this Agreement, but only if, with respect to any breach or failure referred to in this
        Section 10.1(d)(ii) that is reasonably capable of cure, Logitech Subsidiary shall have given the Company written notice of any such breach or failure and such breach or failure is not cured within 20 business days after the giving of such notice; or

             (iii) a Triggering Event (as defined below) shall have occurred.

        For purposes of this Agreement, a "Triggering Event" shall be deemed to
                                           ----------------
have occurred if, prior to the Effective Time: (i) the Board of Directors of Company or any committee thereof shall have approved or recommended to the Company's stockholders any Acquisition Proposal, (ii) the Board of Directors of the Company or any committee thereof shall for any reason have publicly withdrawn or shall have amended or modified in a manner adverse to Logitech Subsidiary its recommendation in favor of the Offer, the adoption and approval of the Agreement or the approval of the Merger (the "Recommendations"); (iii)
                                                     ---------------
Company shall have failed to include the Recommendations in the Offer Documents or the Schedule 14D-9; (iv) the Company shall have breached the provisions of
Section 6.3 in any material respect; or (v) an Acquisition Proposal shall have been commenced or otherwise publicly announced by a person unaffiliated with Logitech Subsidiary, and the Company shall not, within 10 business days after such commencement or public announcement, publicly recommended to the Company's stockholders rejection of such Acquisition Proposal, provided, however, that in
                                                     --------  -------
no event shall a Triggering Event include a "stop look and listen" communication of the nature contemplated in Rule 14d-9(f) under the Exchange Act with respect to an unsolicited tender offer or exchange offer that, if concluded in accordance with the terms thereof, would constitute or result in an Acquisition Proposal.

        The party desiring to terminate this Agreement pursuant to this Section
10.1 (other than pursuant to Section 10.1(a) above) shall give notice of such termination to the other party.

        Section 10.2  Effect of Termination.  If this Agreement is terminated
                      ---------------------
pursuant to Section 10.1, this Agreement shall become void and have no effect without any liability or obligation on the part of any party hereto, (a) other than liabilities and obligations under the Confidentiality Agreement and (b) except as provided in Section 11.1(b) and Section 11.3 below and except that no such termination shall relieve any party thereto of any liability for damages resulting from any willful breach by such party of this Agreement.

                                  Article XI

                                 Miscellaneous
                                 -------------

        Section 11.1  Costs and Expenses.
                      ------------------
        (a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses; provided,
                                                                       --------
however, that Logitech Subsidiary and the Company shall share equally the costs and expenses (other than legal and accounting fees) incurred in connection with the filing, printing and mailing of the Offer Documents and all regulatory filings.

        (b) If Logitech Subsidiary shall have terminated this Agreement pursuant to Section 10.1(d)(iii), the Company shall promptly, but in any event no later than one business day after the date of such termination, pay Logitech Subsidiary a fee equal to $4,500,000 in immediately available funds (the "Termination Fee"). In addition, if this Agreement is terminated by Logitech
 ----------- ---
Subsidiary or the Company, as applicable, prior to the Effective Time pursuant to Section 10.1(b)(i) without any material failure by Logitech Subsidiary to fulfill any obligation under this Agreement having been the primary cause of the failure of Logitech Subsidiary to consummate the Offer, and (i) following the date of this Agreement and prior to the termination of this Agreement, any Acquisition Proposal shall have been publicly announced or shall have become publicly known, and (ii) within 12 months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated, or the Company shall enter into an agreement providing for a Company Acquisition, then the Company shall pay Logitech Subsidiary the Termination Fee promptly and as a condition to so consummating or entering into a definitive agreement. The Company acknowledges that the agreements contained in this Section 11.1(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Logitech Subsidiary would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 11.1(b), and, in order to obtain such payment, Logitech Subsidiary makes a claim that results in a judgment against the Company, the Company shall pay to Logitech Subsidiary its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.1(b) at the prime rate Bank of America N. T. and S. A. in effect on the date such payment was required Logitech Subsidiary to be made. Logitech Subsidiary agrees that the payment provided for in this Section 11.1(b) shall be the sole and exclusive remedy of Logitech Subsidiary and Merger Sub upon termination of this Agreement where such fee has been paid, and such remedies shall be limited to the sum stipulated in this Section 11.1(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall
                                 --------  -------
relieve
either party hereto from liability for the willful breach of, or fraud in connection with, any of its representations, warranties, covenants or agreements set forth in this Agreement.

     For the purposes of this Agreement, "Company Acquisition" shall mean any of
                                          -------------------
the following transactions (other than the transactions contemplated by this Agreement): (i) a sale or other disposition by Company of a business or assets representing more than 35% of the consolidated net revenues, net income or assets of the Company immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing more than 35% of any class of equity securities of Company; or (iii) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (other than a transactions in which the Company's current stockholders retain more than 65%, directly or indirectly, of the surviving or successor corporation); it being understood that a widely distributed offering of Company Common Stock shall not constitute a Company Acquisition.

     Section 11.2  Notices.  All notices and other communications required or
                   -------
permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the business day after being sent by Federal Express or another recognized overnight mail service for next day or next business day delivery, or (d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to following addresses (or at such other address or telecopier number for a party as shall be specified by like notice):

        (a)  If to Logitech Subsidiary or Merger Sub, to:

                    650 Kaiser Drive
                    Fremont, California  94555
                    Telecopier No. (510) 795-7496
                    Attention:  Kristen Onken

             with a copy to:

                    Wilson Sonsini Goodrich &Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Telecopier No.: (650) 461-5375
                    Attention:  Steven V. Bernard
             and a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    One Market
                    Spear Tower, Suite 3300
                    San Francisco, California 94105
                    Telecopier No.: (415) 947-2099
                    Attention:  Steve L. Camahort

        (a)  if to the Company, to:

                    1499 SE Tech Center Plaza, Suite 350
                    Vancouver, Washington 98683
                    Telecopier No. (360) 896-2020
                    Attention:  Robert G. Wick

             with a copy to:

                    Jenkens & Gilchrist Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, New York 10174
                    Telecopier No.:  (212) 704-6288
                    Attention:  Michael Weinsier

        Section 11.3  Survival of Representations and Warranties.  The
                      ------------------------------------------
representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. All covenants and agreements contained herein which by their terms are to be performed in whole or in part subsequent to the Effective Time shall survive the Merger in accordance with their terms. Nothing contained in this Section 11.3 shall relieve any party from liability for any willful breach of this Agreement.


        Section 11.4  Amendment.  Any provision of this Agreement may be
                      ---------
amended, modified, waived or supplemented prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Logitech Subsidiary and Merger Sub or, in the case of a waiver, by each party against whom the waiver is to be effective; provided,
                                                                    --------
however, that, after the approval of this Agreement by the stockholders of the
-------
Company, there shall be no such amendment, modification, waiver or supplement that by law requires further approval by the stockholders of the Company without the further approval of such stockholders; provided, further, however, that
                                           --------  -------  -------
after the adoption of this Agreement by the stockholders of the Company, no such amendment, modification, waiver or supplement shall, without the further approval of such stockholders, (x) reduce the amount, or change the form, of the Merger Consideration or (y) alter or change any of the other terms or conditions of this Agreement if such alteration would adversely effect the holders of any shares of capital stock of the Company.

        Section 11.5  No Waiver.  No failure or delay by any party in exercising
                      ---------
any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 11.6  Section Headings.  The section headings contained in this
                      ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 11.7  Successors and Assigns; Guarantee of Merger Sub
                      -----------------------------------------------
Obligations. The provisions of this Agreement shall be binding upon and inure
-----------
to the benefit of the parties hereto (including, without limitation, Parent) and their respective successors and assigns; provided, however, that no party may
                                         --------  -------
assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Parent hereby unconditionally guarantees the full and punctual performance by Logitech Subsidiary and Merger Sub of all of the obligations of Logitech Subsidiary and Merger Sub or any of their assignees hereunder. The terms and provisions of Sections 11.2, 11.4 through 11.6 and 11.8 through 11.14 and its obligations set forth in Section 1.1(b) and the prior two sentences shall apply to Parent as if such terms and provisions expressly applied to Parent (whether or not such terms and provisions expressly apply to Parent), and the address for notices to Parent shall be the same as the address for notices to Lighting Subsidiary set forth in
Section 11.2. In connection with the obligations of Parent under this Section 11.7, Parent hereby waives any and all rights, notices and defenses to which it otherwise would or may be entitled as a surety or otherwise, under this Agreement, any other agreement or applicable law.

        Section 11.8  Governing Law.  This Agreement shall be governed by, and
                      -------------
construed and enforced in accordance with, the laws of the State of New York that apply to agreements made and performed entirely within such state, except that the MBCL shall apply to matters relating to the internal governance of the Company and Merger Sub, the laws of Switzerland shall apply to matters relating to the internal governance of Parent, and the California Corporations Code shall apply to matters relating to the internal governance of Logitech Subsidiary.

        Section 11.9  Jurisdiction.  Each of the parties hereto hereby
                      ------------
irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Northern District of California in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of California in connection with such proceeding and waives any objection to venue in the State of California), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 11.2.

        Section 11.10  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto.

        Section 11.11  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to, or shall confer upon, any other person any right, benefit or remedy of any nature whatsoever under, or by reason of, this Agreement, including, without limitation, by way of subrogation; provided, however, that Section 7.2 is intended for the benefit of the
--------  -------
indemnified parties referenced therein and may be enforced by such indemnified parties.

        Section 11.12  Public Announcements.  Logitech Subsidiary and the
                       --------------------
Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, rule or regulation, or as otherwise permitted by this Agreement, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

        Section 11.13  Entire Agreement.  This Agreement, including any exhibits
                       ----------------
or schedules hereto, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

        Section 11.14  Counterparts; Effectiveness.  This Agreement may be
                       ---------------------------
signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                     [The next page is the signature page]

     The parties have executed and delivered this Agreement and Plan of Merger as of the date first written above.

                                    Solely for the purpose of Section 1.1(b) and
                                    Section 11.7:

                                    LOGITECH INTERNATIONAL S.A.

                                    By:  /s/ Guerrino De Luca
                                         --------------------
                                          Name: Guerrino De Luca
                                          Title: President and CEO

                                    By:  /s/ Kristen Onken
                                         -----------------
                                          Name: Kristen Onken
                                          Title: Chief Financial Officer

[Seal]                              THUNDER ACQUISITION CORP.

                                    By:  /s/ Guerrino De Luca
                                         --------------------
                                          Name: Guerrino De Luca
                                          Title: President and CEO

                                    By:  /s/ Kristen Onken
                                         -----------------
                                          Name: Kristen Onken
                                          Title:  Chief Financial Officer

                                    LOGITECH INC.

                                    By:  /s/ Guerrino De Luca
                                         --------------------
                                          Name: Guerrino De Luca
                                          Title: President and CEO

                                    By:  /s/ Kristen Onken
                                         -----------------
                                          Name: Kristen Onken
                                          Title:  Chief Financial Officer

[Seal]                              LABTEC INC.

                                    By:  /s/ Robert G. Wick
                                         ------------------
                                          Name: Robert G. Wick
                                          Title: President

                                    By:  /s/ Marc J. Leder
                                         -----------------
                                          Name: Marc J. Leder
                                          Title:  Treasurer

                                                            Annex A
                                                            -------

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provision of this Agreement, Merger Sub shall not be required to, and Logitech Subsidiary shall not be required to cause Merger Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any Shares tendered pursuant to the Offer unless:

             (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, together with any shares of Company Common Stock owned by Logitech Subsidiary, Merger Sub or any direct or indirect subsidiaries or affiliates of either of them, represents at least 67% of the nu mber of Fully-Diluted Shares (as defined below) (the "Minimum Condition"); and
      -----------------

             (ii) any applicable waiting period under the HSR Act and any Foreign Filings shall have expired or been terminated.

     The term "Fully-Diluted Shares" shall mean, at any time, all shares of
               --------------------
Company Common Stock that are issued and outstanding at such time and all shares of Company Common Stock that are issuable upon exercise, exchange or conversion of securities of the Company that are exercisable or exchangeable for, or convertible into, Company Common Stock at such time.

     Furthermore, notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to, and Logitech Subsidiary shall not be required to cause Merger Sub to, accept for payment or, subject as aforesaid, to pay, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares if at any time on or after the date of the Agreement and before the time of acceptance for payment for any such Shares, any of the following conditions exists:

             (a) if, after the date of this Agreement, there shall have been threatened or pending any suit, action or proceeding by any Governmental Entity against the Parent, Logitech Subsidiary, Merger Sub, the Company or any subsidiary of the Company (i) seeking to make illegal, restrain or prohibit (A) the making of the Offer, the acceptance for payment of, or payment for, any Shares by Logitech Subsidiary, or (B) or the consummation of the Merger, or (ii) seeking to prohibit or impose any material limitations on Parent's, Logitech Subsidiary's or Merger Sub's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Logitech Subsidiary, Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, or (iii) seeking to impose material limitations on the ability of the Parent, Logitech Subsidiary or Merger Sub effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

        (b) there shall have been (i) entered, enforced or issued by any court of competent jurisdiction any judgment, order, injunction or decree that makes illegal, restrains or prohibits the making of the Offer, the acceptance for payment of, or the payment for, any Shares, by Parent, Logitech Subsidiary or Merger Sub or (ii) any statute, rule, regulation, legislation or interpretation enacted, enforced, promulgated, amended or issued by any Governmental Entity applicable to (A) Parent, Logitech Subsidiary or Merger Sub or the Company, or (B) any transaction contemplated by this Agreement, that in either instance would result, directly or indirectly, in any of the consequences referred to in clause
     (i) to (iii) of paragraph (a) above;

        (c) this Agreement shall have been terminated in accordance with its terms;

        (d)  a Triggering Event;

        (e)  the representations and warranties of the Company set forth in
     Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.5 and 4.8(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not have been true and correct when made on the date of this Agreement (except for representations and warranties that speak as of a specific date, which shall not have been so true and correct as of such date, as if made on such date), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

        (f)  the representations and warranties of the Company set forth in
     Article IV of this Agreement (other than the representations and warranties set forth in Section 4.5 and 4.8(a) above), when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be so true and correct immediately prior to the time of consummation of the Offer, as if made at such time (except for representations and warranties that speak as of a specific date, as to which this Section (f) shall not apply), except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Substantial Adverse Effect;

        (g)  the representations and warranties of the Company set forth in
     Section 4.5 of this Agreement shall not (i) have been true and correct in all material respects when made on the date of this Agreement and (ii) be true and correct in all material respects at the time of consummation of the Offer, as if made at such time;

        (h)  the representations and warranties of the Company set forth in
     Section 4.8(a) of this Agreement shall not have been true and correct when made on the date of this Agreement;

        (i) the Company shall have breached or failed to perform any material obligation of the Company under this Agreement or shall have failed to comply with any material agreement or covenant of the Company under this Agreement;

        (j) if, after the date of this Agreement, there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the Swiss Stock Exchange or on the Nasdaq National Market, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in Switzerland or the United States (whether or not mandatory), (iii) any limitation (whether or not mandatory) by any United States or Swiss governmental authority on the extension of credit generally by banks or other financial institutions, or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

        (k) the Form F-4 shall not have been declared effective by the Securities and Exchange Commission or a stop order suspending the effectiveness of the Form F-4 shall have been issued and not withdrawn.

     The foregoing conditions are for the sole benefit of Logitech Subsidiary and Merger Sub and may be waived by Logitech Subsidiary and Merger Sub, in whole or in part at any time and from time to time in their sole discretion, subject in each instance to the terms of this Agreement. The failure by Logitech Subsidiary or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       Exhibit A
                                                                       ---------

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (as the same may be amended, supplemented or modified in accordance with the terms hereof, this "Agreement") is entered into
                                                    ---------
as of February 7, 2001 between Logitech Inc., a California corporation (together with its successors and assigns, "Logitech Subsidiary"), and [Sun Multimedia
                                  -------------------
Partners, L.P.] [Sun Venture Capital Partners I, L.P.], a Delaware limited partnership (together with its successors and assigns, the "Stockholder").
                                                            -----------

                                    Recitals
                                    --------

     Stockholder owns beneficially and of record an aggregate of [1,936,861] [95,300] shares (the "Initial Stockholder Shares") of common stock, par value
                      --------------------------
$.01 per share, of Labtec Inc., a Massachusetts corporation (the "Company").
                                                                  -------


     Logitech Subsidiary, Logitech S.A., a Swiss Corporation ("Parent") and the
                                                               ------
direct parent of Logitech Subsidiary, Thunder Acquisition Corp., a Massachusetts corporation ("Merger Sub"), and the Company are parties to an Agreement and Plan
              ----------
of Merger entered into as of the date hereof (as the same may be amended, supplemented or modified in accordance with its terms, the "Merger Agreement").
                                                            ----------------
Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.


     The Merger Agreement provides, among other things, that Logitech Subsidiary shall make the Offer to purchase each issued and outstanding share of Common Stock for (i) the Cash Portion in cash per Share, without any interest thereon and (ii) a fraction of a Parent ADS equal to the Stock Portion (the Cash Portion and the Stock Portion are collectively referred to as the "Initial Transaction
                                                           -------------------
Consideration"), and that Merger Sub shall thereafter merge with and into the
-------------
Company (the "Merger"), upon the terms and subject to the conditions set forth
              ------
in the Merger Agreement.


     As a condition to the willingness of Parent, Logitech Subsidiary and Merger Sub to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder has agreed to tender the Stockholder Shares (as defined in
Section 1.1(a)(i) below) pursuant to the Offer, to vote all the Stockholder Shares, and all other securities of the Company over which the Stockholder has or controls voting power, in favor of the Merger, and is executing and delivering herewith a lock-up agreement with respect to the Parent ADSs to be received by the Stockholder in the Merger in the form attached hereto as Exhibit
                                                                         -------
A.
-


                                   Agreement
                                   ---------

     The parties agree as follows:

                                   Article I
                                   The Offer
                                   ---------

     Section 1.1  Tender of Shares; No Withdrawal.
             -------------------------------

     (a) Promptly, and in no even later than the fifteenth business day following the commencement of the Offer or, if later, the fifth business day following receipt of the applicable Offer Documents, the Stockholder shall tender to the Exchange Agent:

          (i) a letter of transmittal with respect to the Initial Stockholder Shares (and any and all non-cash dividends, distributions, rights, other shares of Common Stock of the Company or other securities issued or issuable in respect thereof) (collectively, including the Initial Stockholder Shares, the "Stockholder Shares") complying with the terms of
                              ------------------
     the Offer to Purchase (the "Offer to Purchase") distributed by Logitech
                                 -----------------
     Subsidiary in connection with the Offer;

          (ii)  the certificates representing the Stockholder Shares; and

          (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase and such letter of transmittal.

     (b) Prior to the termination of this Agreement, the Stockholder shall not withdraw the tender of the Stockholder Shares effected in accordance with
Section 1.1(a); provided, however, that the Stockholder may decline to tender,
                --------  -------
or may withdraw, any and all of the Stockholder Shares if, (i) the Company shall terminate the Merger Agreement in accordance with its terms or (ii) without the prior consent of the Stockholder, Logitech Subsidiary amends the Offer to (A) reduce the Cash Portion or the Stock Portion, (B) reduce the number of shares of Company Common Stock subject to the Offer, or (C) change the form of consideration payable in the Offer.

      Section 1.2  No Purchase.  Logitech Subsidiary may allow the Offer to
                   -----------
expire without accepting for payment or paying for any Stockholder Shares, on the terms and conditions set forth in the Offer to Purchase. If all Stockholder Shares validly tendered and not withdrawn are not accepted for payment and paid for in accordance with the terms of the Offer to Purchase, they shall be returned to the Stockholder, whereupon they shall, prior to the termination of this Agreement, continue to be held by the Stockholder subject to the terms and conditions of this Agreement.

                                  Article II
                               Consent and Voting
                               ------------------

      Section 2.1  Voting.  The Stockholder hereby revokes any and all previous
                   ------
proxies granted with respect to the Stockholder Shares. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as this Agreement is in effect and has not been terminated, the Stockholder hereby agrees to vote all Stockholder Shares now or hereafter acquired by the Stockholder, and all other shares of Common Stock (and any other securities of the Company with voting power) over which the Stockholder has or controls voting power:

      (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby;

      (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement; and,

      (c) against any of the following actions (other than those actions that relate to the Merger and are contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party; (B) any dissolution, liquidation or winding up of the Company; (C) any joint venture or material strategic relationship with any party; (D) any material change in the capitalization of the Company or the Company's capital structure; or (E) any other action that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement

The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.



      Section 2.2  Proxy.  To fully implement the agreement of the Stockholder
                   -----
set forth in Section 2.1 above, the Stockholder hereby irrevocably appoints Logitech Subsidiary, its officers and designees, with full power of substitution (each of Logitech Subsidiary, its officers and designees and its substitutes being referred to herein as the "Proxy"), and each of them as the true and
                                 -----
lawful attorney and proxy of the Stockholder until the termination of this Agreement, to vote all Stockholder Shares on matters as to which such Stockholder is entitled to vote at a meeting of the stockholders of the Company or to which such Stockholder is entitled to express consent or dissent to corporate action in writing without a meeting of stockholders, in the Proxy's absolute, sole and binding discretion, on the matters specified in Section 2.1 above. The Stockholder agrees that the Proxy may, prior to the termination of this Agreement, in such Stockholder's name and stead, (i) attend any annual or special meeting of the stockholders of the Company and vote all Stockholder Shares at any such annual or special meeting as to the matters specified in
Section 2.1 above, and (ii) execute with respect to all Stockholder Shares any written consent to, or dissent from, corporate action respecting any matter specified in Section 2.1 above. Prior to the termination of this Agreement, the Stockholder agrees to refrain from, without the prior written consent of Logitech Subsidiary, (x) voting the Stockholder Shares of such Stockholder at any annual or special meeting of the stockholders of the Company in any manner inconsistent with the terms of this Agreement, (y) executing any written consent in lieu of a meeting of the stockholders of the Company in any manner inconsistent with the terms of this Agreement, and (z) granting any proxy or authorization to any person with respect to the voting of the Stockholder Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement. The Stockholder agrees that this grant of proxy and appointment of attorney is irrevocable and coupled with an interest and agrees that the person designated as Proxy pursuant hereto may at any time name any other person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters.

      Section 2.3  Transfer.
             --------

      (a) Until this Agreement is terminated, the Stockholder shall not, directly or indirectly: (i) offer to sell, sell short, transfer (including gift), assign, pledge or otherwise dispose of (each, a "Transfer") any interest
                                                        --------
in, or encumber with any Lien (as defined in Section 3.5 below), any of the Stockholder Shares; (ii) enter into any contract, option, put, call, "collar" or other agreement or understanding with respect to any Transfer of any or all of the Stockholder Shares or any interest therein; (iii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect thereto; or (iv) take any other action with respect to the Stockholder Shares that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

      (b) Until this Agreement is terminated, any and all certificates evidencing the Stockholder Shares shall bear the following legend:

       THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO A STOCKHOLDER AGREEMENT BETWEEN LOGITECH INC. AND [SUN MULTIMEDIA PARTNERS, L.P.] [SUN VENTURE CAPITAL PARTNERS I, L.P.] ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER. A COPY OF THE AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.


                                  Article III
               Representations and Warranties of the Stockholder
               -------------------------------------------------

      The Stockholder represents and warrants to Logitech Subsidiary that:

      Section 3.1  Existence and Power.  The Stockholder is duly organized,
                   -------------------
validly existing and in good standing under the laws of the State of Delaware and has all power and authority to consummate the transactions contemplated hereby.

      Section 3.2  Corporate Authorization.  The Stockholder has the power to
                   -----------------------
execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such related documents. This Agreement has been duly executed and delivered by the Stockholder and, assuming due and valid authorization, execution and delivery by Logitech Subsidiary, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally, (b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or
(c) the exercise of the discretionary powers or any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

      Section 3.3  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not require the Stockholder to obtain any consent of, or to make any filing with, any Governmental Entity other than: (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Exchange Act; and (c) such other consents and filings which, if not obtained or made, would not have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated hereby.

      Section 3.4  Non-Contravention.  The execution, delivery and performance
                   -----------------
by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not and will not, (a) contravene or conflict with any organizational document of the Stockholder, (b) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon the Stockholder or any of its properties or assets, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon the Stockholder or, to the Stockholder's knowledge, the Company, or (d) result in the creation or imposition of any Lien on the Stockholder Shares, except with respect to the foregoing clauses (c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated hereby.

      Section 3.5  Ownership.  The Stockholder is the sole, true, lawful record
                   ---------
and beneficial owner of the Stockholder Shares (other than to the extent that beneficial ownership may be attributed to others under Rule 13d-3 under the Exchange Act) and that, except as set forth on Schedule 3.5 hereto, there are no
                                               ------------
restrictions on voting rights or rights of disposition pertaining to the Stockholder Shares. The Stockholder will convey good and valid title to the Stockholder Shares being acquired by Logitech Subsidiary pursuant to the Offer or the Merger, as the case may be, free and clear of any and all liens, restrictions, security interests or any encumbrances whatsoever, other than restrictions under applicable securities laws (collectively, "Liens").
                                                              -----

      Section 3.6  Total Shares.  The Stockholder Shares are the only shares of
                   ------------
capital stock of the Company beneficially owned by the Stockholder, the number and class of the Stockholder Shares are set forth on Schedule 3.6 hereto and,
                                                     ------------
except as set forth on Schedule 3.6 hereto, the Stockholder has no option to
                       ------------
purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                                  Article IV
             Representations and Warranties of Logitech Subsidiary
             -----------------------------------------------------

      Logitech Subsidiary represents and warrants to the Stockholder that:

      Section 4.1  Existence and Power.  Logitech Subsidiary is a corporation,
                   -------------------
duly organized, validly existing and in good standing under the laws of California and has all corporate power and authority to consummate the transactions contemplated hereby.

      Section 4.2  Corporate Authorization.  Logitech Subsidiary has the
                   -----------------------
corporate power to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and such related documents. This Agreement has been duly executed and delivered by Logitech Subsidiary and, assuming due and valid authorization, execution and delivery by the Stockholder, constitutes a valid and binding obligation of Logitech Subsidiary, enforceable against Logitech Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally, (b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers or any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

      Section 4.3  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by Logitech Subsidiary of this Agreement and the consummation by Logitech Subsidiary of the transactions contemplated hereby do not require Logitech Subsidiary to obtain any consent of, or to make any filing with, any Governmental Entity other than: (a) compliance with any applicable requirements of the HSR Act and applicable antitrust or competition laws of foreign states;
(b) compliance with any applicable requirements of the Swiss Stock Exchange, the Nasdaq National Market and the Exchange Act; and (c) such other consents and filings which, if not obtained or made, would not have a material adverse effect on the ability of Logitech Subsidiary to consummate the transactions contemplated hereby.

      Section 4.4  Non-Contravention.  The execution, delivery and performance
                   -----------------
by Logitech Subsidiary of this Agreement and the consummation by Logitech Subsidiary of the transactions contemplated hereby do not and will not, (a) contravene or conflict with the certificate of incorporation or bylaws of Logitech Subsidiary, (b) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon Logitech Subsidiary or any of its properties or assets, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon Logitech Subsidiary, or (d) result in the creation or imposition of any Lien on the business, properties or assets of Logitech Subsidiary, except with respect to the foregoing clauses (b), (c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a material adverse effect on the ability of Logitech Subsidiary to consummate the transactions contemplated hereby.

      Section 4.5  Acquisition for Logitech Subsidiary Account.  Any Stockholder
                   -------------------------------------------
Shares to be acquired upon consummation of the Offer will be acquired by Logitech Subsidiary or Merger Sub for its or their own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933, and the rules and regulations thereunder.

                                   Article V
                             Additional Agreements
                             ---------------------

      Section 5.1  Agreement of the Stockholder.  The Stockholder hereby
                   ----------------------------
covenants and agrees that:

      (a) From the date hereof until the earlier of the termination hereof and the Effective Time, the Stockholder shall not (and it shall not permit any of its officers, directors, agents or affiliates to), directly or indirectly, take any action that would cause the Company to breach Section 6.3 of the Merger Agreement. The Stockholder shall promptly notify Logitech Subsidiary after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Company Subsidiary by any person that to the Stockholder's knowledge may be considering making or has made an Acquisition Proposal and shall keep Logitech Subsidiary informed of the status and details of any such Acquisition Proposal or request.

      (b) In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Logitech Subsidiary's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which the Stockholder Shares may be purchased from the Stockholder pursuant to the Offer shall be appropriately and equitably adjusted so that Logitech Subsidiary shall receive pursuant to the Offer the number and class of shares or other securities or property that Logitech Subsidiary would have received in respect of the Stockholder Shares purchasable pursuant to the Offer if such purchase had occurred immediately prior to such event.

      (c) [The Stockholder shall promptly exercise any rights it has under that certain letter agreement dated September 28, 2000 among the Stockholder, the Company and The KB Mezzanine Fund II., L.P. ("KB") to cause KB to tender and/or
                                              --
vote all shares of Common Stock of the Company over which KB has control in the same manner as the Stockholder is required to tender and/or vote the Stockholder Shares under this Agreement.]

                                  Article VI
                                 Miscellaneous
                                 -------------

      Section 6.1  Expenses.  All costs and expenses incurred in connection with
                   --------
this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses[, except that the Company shall bear the costs and expenses incurred by the Stockholder in connection with this Agreement and the transactions contemplated hereby to the extent provided in Section 4.19 of the Merger Agreement].

      Section 6.2  Further Assurances.  Logitech Subsidiary and the Stockholder
                   ------------------
will execute and deliver or cause to be executed and delivered all further documents and instruments and use its commercially reasonable efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

      Section 6.3  Specific Performance.  The parties acknowledge and agree that
                   --------------------
performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Logitech Subsidiary or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder.

      Section 6.4  Notices.  All notices and other communications required or
                   -------
permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the business day after being sent by Federal Express or another recognized overnight mail service for next day or next business day delivery, or (d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to following addresses (or at such other address or telecopier number for a party as shall be specified by like notice):

      (a)  If to Logitech Subsidiary, to:

           Logitech Inc.
           6505 Kaiser Drive
           Fremont, California 94555
           Telecopier No. (510) 795-7496
           Attention: Kristen Onken

           with a copy to:

           Wilson Sonsini Goodrich &Rosati
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California  94304
           Telecopier No.: (650) 461-5375
           Attention: Steven V. Bernard

           and a copy to:

           Wilson Sonsini Goodrich & Rosati
           Professional Corporation
           One Market
           Spear Tower, Suite 3300
           San Francisco, California  94105
           Telecopier No.: (415) 947-2099
           Attention: Steve L. Camahort

      (b)  if to the Stockholder, to:

           c/o Sun Capital Partners, Inc.
           5355 Town Center Road, Suite 802
           Telecopier: (561) 394-0540
           Boca Raton, Florida  33486
           Attention:  Marc J. Leder and Rodger R. Krouse

           with a copy to:

           Jenkens & Gilchrist Parker Chapin LLP
           The Chrysler Building
           405 Lexington Avenue
           New York, New York 10174
           Telecopier No.:  (212) 704-6288
           Attention:  Michael Weinsier

      Section 6.5  Survival of Representations and Warranties.  The
                   ------------------------------------------
representations and warranties contained in Articles III and IV of this Agreement shall survive delivery of the Stockholder Shares pursuant to Section
1.1 hereof. None of the representations and warranties contained in this Agreement shall survive the termination of this Agreement or (except for the representations and warranties of the Stockholder in Sections 3.5 and 3.6) the acceptance for payment and payment for the Stockholder Shares pursuant to the Offer.



      Section 6.6  Amendments; Termination.  Any provision of this Agreement may
                   -----------------------
be amended, modified, waived for supplemented if, and only if, such amendment, modification, waiver or supplement is in writing and signed, in the case of an amendment, modification or supplement, by Logitech Subsidiary and the Stockholder or, in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, the obligations of the parties hereunder shall be of no further force or effect; provided, however,
                                                          --------  -------
that no termination of this Agreement shall relieve any party hereto from any liability from any breach of any provision of this Agreement prior to termination.

      Section 6.7  Successors and Assigns.  The provisions of this Agreement
                   ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may
                                   --------  -------
assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

      Section 6.8  Governing Law.  This Agreement shall be construed in
                   -------------
accordance with and governed by the laws of the State of New York that apply to agreements made and performed entirely within such state, except that the MBCL shall apply to matters relating to the internal governance of the Company.

      Section 6.9  Jurisdiction.  Each of the parties hereto hereby irrevocably
                   ------------
consents and submits to the exclusive jurisdiction of the United States District Court for the Northern District of California in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of California in connection with such proceeding and waives any objection to venue in the State of California), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 6.4.

      Section 6.10  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto.

      Section 6.11  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to, or shall confer upon, any other person any right, benefit or remedy of any nature whatsoever under, or by reason of, this Agreement, including, without limitation, by way of subrogation.

      Section 6.12  Stockholder Capacity.  The Stockholder signs solely in its
                    --------------------
capacity as the record holder and beneficial owner of the Stockholder Shares of the Stockholder and nothing herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this agreement.

      Section 6.13  Entire Agreement.  This Agreement, including any exhibits or
                    ----------------
schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      Section 6.14  Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                     [The next page is the signature page]

     The parties have executed and delivered this Stockholder Agreement as of the date first written above.


                                         LOGITECH INC.

                                         By:
                                            -----------------------------------
                                              Name: Guerrino De Luca
                                              Title: President and CEO


                                         By:
                                            -----------------------------------
                                              Name: Kristen Onken
                                              Title: Chief Financial Officer



                                         [SUN MULTIMEDIA PARTNERS, L.P]
                                         [SUN VENTURE CAPITAL PARTNERS I, L.P.]



                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                                                       Exhibit A
                                                                       ---------

                               Lock-Up Agreement

                               February 7, 2001

Logitech Inc.
6505 Kaiser Drive
Fremont, California 94555-3615

RE:  Labtec Inc. (the "Company")

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock"). The Company proposes to enter into an Agreement and Plan of Merger with Logitech International S.A., ("Parent"), Logitech Inc., a wholly-owned subsidiary of Parent, and Thunder Acquisition Corp. (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub will make an exchange offer for all the outstanding shares of the Company (the "Offer") and subsequently Merger Sub will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger"). The undersigned acknowledges that the transactions contemplated by the Merger Agreement will be of significant benefit to the undersigned and that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out and entering into the Merger Agreement.

     As a result of the Offer or the Merger, the undersigned will receive American Depositary Shares (each a "Parent ADS"), each of which represents one-tenth of one registered share, par value Chf 10 per share, of Parent (the "Parent Registered Shares").

     In consideration of the foregoing, the undersigned hereby agrees that from the date hereof, the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Parent ADSs now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (ii) with the prior written consent of Parent. The foregoing restrictions will terminate (i) with respect to fifty percent (50%) of the number of Parent ADSs received as a result of the Offer or the Merger on the 60th day after the completion of the Offer, and (ii) in full 120 days after the Closing of the Offer (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Parent ADSs from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of any Parent ADSs during the Lock-Up Period, even if such Parent ADSs would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Parent ADSs or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Parent ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Parent's transfer agent and registrar against the transfer of Parent ADSs held by the undersigned except in compliance with the foregoing restrictions.

     Notwithstanding the foregoing, (i) the restrictions described above in this letter agreement shall not apply to any Parent Registered Shares (A) now owned or hereafter acquired directly by the undersigned (including Parent Registered Shares received from the Depositary for the Parent ADSs upon surrender of the American Depositary Receipt(s) representing the Parent ADSs) or with respect to which the undersigned has or hereafter acquires the power of disposition, or (B) that the undersigned may distribute to the partners or shareholders of such person, and (ii) the surrender to the Depositary for the Parent ADSs of any or all Parent ADSs to be received by the undersigned as a result of either the Offer or the Merger shall not be considered a "Disposition" for purposes of this letter agreement.

     Notwithstanding any provision of this Agreement to the contrary, this Agreement shall terminate upon termination of the Merger Agreement.

                     [The next page is the signature page]

  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offer has not been consummated on or before July 15, 2001, this Lock-Up Agreement shall be of no further force or effect.


                                        SUN MULTIMEDIA PARTNERS, L.P.

                                        By: SUN MULTIMEDIA ADVISORS, INC.,
                                         its general partner

                                        By:
                                           -------------------------------------
                                                Name: Rodger R. Krouse
                                                Title: Vice President


                                        SUN VENTURE CAPITAL PARTNERS I, L.P.

                                        By: SUN VENTURE CAPITAL ADVISORS, INC.,
                                            its general partner

                                        By:
                                           -------------------------------------
                                                Name: Rodger R. Krouse
                                                Title: Vice President

                                                                       Exhibit B
                                                                       ---------


                               February 7, 2001



Logitech International S.A.
6505 Kaiser Drive
Fremont, CA 94555-3615


Ladies and Gentlemen:

     The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Labtec Inc., a Massachusetts corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 7, 2001 (the "Merger Agreement") among the Company, Logitech International S.A., a Swiss corporation ("Parent"), Logitech Inc., a California corporation and wholly-owned subsidiary of Parent and Thunder Acquisition Corp., a Massachusetts corporation ("Merger Sub"), Merger Sub will make an exchange offer for all the outstanding shares of the Company (the "Offer") and subsequently Merger Sub will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

     As a result of the Offer or the Merger, the undersigned will receive American Depository Shares (each a "Parent ADS") of Parent in exchange for shares owned by the undersigned of common stock, par value $0.01, of the Company (the "Company Common Stock"). Each Parent ADS represents one-tenth of one registered share, par value Chf 10 per share, of Parent (the "Parent Registered Shares", and together with the Parent ADSs, the "Parent Securities").

     The undersigned represents, warrants and covenants to Parent and the Company that, as of the respective date the undersigned receives any Parent Securities as a result of either the Offer or the Merger:

     A. The undersigned shall not make any sale, transfer or other disposition of the Parent Securities in violation of the 1933 Act or the Rules and Regulations.

     B. The undersigned has read this letter and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company, the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Securities.

     C. The undersigned has been advised that the issuance of Parent Securities to the undersigned pursuant to the Offer or the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form F-4. The undersigned has also been advised that, because, at the time the Offer is made to the undersigned or the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed an affiliate of the Company, and, if the undersigned is such an affiliate, the undersigned may not sell, transfer or otherwise dispose of Parent Securities issued to the undersigned in the Offer or the Merger unless such sale, transfer or other disposition (i) has been registered under the 1933 Act, (ii) is made in conformity with Rule 145 promulgated by the SEC under the 1933 Act, (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the SEC staff, is otherwise exempt from registration under the 1933 Act, or (iv) with respect to Parent Securities issued pursuant to the Offer, to the extent the Company and Logitech Inc. shall otherwise agree that Rule 145 does not apply to such Parent Securities.

     D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Securities by the undersigned or on the undersigned's behalf under the 1933 Act or to take any other action necessary in order to enable the undersigned to make such sale, transfer or other disposition in compliance with an exemption from such registration.

     E. The undersigned also understands that there will be placed on the certificates for the Parent Securities issued to the undersigned, or on any substitutions therefor, a legend stating in substance the following (provided that, with respect to Parent Securities issued pursuant to the Offer, to the extent the Company and Logitech Inc. shall otherwise agree that Rule 145 does not apply to such Parent Securities, such legend shall not be placed on such certificate):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND LOGITECH INTERNATIONAL S.A., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF LOGITECH INTERNATIONAL S.A."

     F. The undersigned also understands that, unless the transfer by the undersigned of the undersigned's Parent Securities have been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee (provided that, with respect to Parent Securities issued pursuant to the Offer, to the extent the Company and Logitech Inc. shall otherwise agree that Rule 145 does not apply to such Parent Securities, such legend shall not be placed on such certificate):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

          AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that, except as Parent may otherwise agree, the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or
(ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC staff to the effect that the restrictions imposed by Rule 145 under the 1933 Act no longer apply to the undersigned.

     G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, the Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such firms and their respective counsel and accountants.

     H. The undersigned understands and agrees that this letter agreement shall apply to all Parent Securities that are acquired by the undersigned in the Offer or the Merger.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                        Very truly yours,



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



Accepted this ___ day of _______________, 2001



LOGITECH INTERNATIONAL S.A.

By:
   --------------------------------------
Name:
Title:

By:
   --------------------------------------
Name:
Title: